Exhibit 4.1

Execution Copy

THIRTY-SECOND SUPPLEMENTAL INDENTURE TO

AMENDED AND RESTATED INDENTURE

THIRTY-SECOND SUPPLEMENTAL INDENTURE, dated as of December 22, 2009, among HOST HOTELS & RESORTS, L.P., a Delaware limited partnership (the “Company”), Host Hotels & Resorts, Inc., a Maryland Corporation (“Host REIT”), the Subsidiary Guarantors signatory to this Thirty-Second Supplemental Indenture and THE BANK OF NEW YORK MELLON (formerly The Bank of New York), as Trustee (the “Trustee”) to the Amended and Restated Indenture, dated as of August 5, 1998, as amended and supplemented through the date of this Thirty-Second Supplemental Indenture (the “Indenture”).

R E C I T A L S

WHEREAS, the Company, its Parents, certain of the Subsidiary Guarantors and HSBC Bank USA (f/k/a Marine Midland Bank) executed and delivered the Amended and Restated Indenture, dated as of August 5, 1998, amending and restating the form of Indenture previously filed as Exhibit 4.1 to the Registration Statement (No. 333-50729) filed with the Securities and Exchange Commission (“Commission”) on Form S-3 by the Company, its Parents and certain of the Subsidiary Guarantors;

WHEREAS, the Trustee has succeeded HSBC Bank USA as the trustee under such Indenture.

WHEREAS, the Company and the Subsidiary Guarantors desire to create a Series of Securities to be issued under the Indenture, as hereby supplemented, to be known as the 2.50% Exchangeable Senior Debentures due October 15, 2029 and Subsidiary Guarantees thereof of the Subsidiary Guarantors (hereinafter, the “Exchangeable Debentures”);

WHEREAS, Section 9.1(e) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without the written consent of the Holders of the outstanding Securities to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by the Indenture;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws of the Company, the Subsidiary Guarantors and the Trustee necessary to make this Thirty-Second Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed; and

WHEREAS, all conditions precedent to amend or supplement the Indenture have been met.

NOW, THEREFORE, to comply with the provisions of the Indenture, and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree as follows:

ARTICLE 1

Section 1.01 Nature of Supplemental Indenture. This Thirty-Second Supplemental Indenture supplements the Indenture and does, and shall be deemed to, form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 Establishment of New Series. Pursuant to Section 2.2 of the Indenture, there is hereby established the Exchangeable Debentures having the terms, in addition to those set forth in the Indenture and this Thirty-Second Supplemental Indenture, set forth in the form of Exchangeable Debenture, attached to this Thirty-Second Supplemental Indenture as Exhibit A, which is incorporated herein as a part of this Thirty-Second Supplemental Indenture.

Section 1.03 Redemption. (a) The Company shall have the right to redeem the Exchangeable Debentures for cash, in whole or in part, (i) at any time, if the Company determines it is necessary to redeem the Exchangeable Debentures in order to preserve Host REIT’s status as a real estate investment trust and (ii) at any time or from time to time, on or after October 20, 2015, in each case, upon the notice set forth in Section 1.04 of this Thirty-Second Supplemental Indenture at a Redemption Price equal to 100% of the principal amount of the Exchangeable Debentures to be redeemed plus unpaid interest (including Liquidated Damages, if any) accrued thereon to, but excluding, the Redemption Date; provided, however that if the Redemption Date falls after a Record Date and on or prior to the corresponding interest payment date, the Company will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Exchangeable Debentures for redemption). In connection with any redemption by the Company pursuant to clause (i) in this Section 1.03(a), the Company shall provide the Trustee with an Officers’ Certificate evidencing that the Host REIT Board of Directors has, in good faith, made the determination that it is necessary to redeem the Exchangeable Debentures in order to preserve the Guarantor’s status as a real estate investment trust. If the Paying Agent holds money sufficient to pay the Redemption Price due on an Exchangeable Debenture on the Redemption Date, then, on and after the Redemption Date, that Exchangeable Debenture will cease to be outstanding and interest on that Exchangeable Debenture will cease to accrue, whether or not the Holder effects a book-entry transfer of that Exchangeable Debenture or delivers that Exchangeable Debenture to the Paying Agent. Thereafter, all other rights of the Holder of that Exchangeable Debenture terminate, other than the right to receive the Redemption Price due on the Redemption Date.

(b) The Company shall not redeem the Exchangeable Debentures pursuant to Section 1.03(a) on any date if the principal amount of the Exchangeable Debentures has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to the Exchangeable Debentures to be redeemed).

(c) If less than all of the Exchangeable Debentures are to be redeemed, the Trustee shall select the Exchangeable Debentures to be redeemed (in principal amounts of $1,000 or multiples thereof, provided that the remaining principal amount of any Exchangeable Debentures not subject to repurchase must be in an authorized denomination of $2,000 or integral multiple of $1,000 in excess thereof) on a pro rata basis or by another method the Trustee deems fair and appropriate or is required by the Depository; provided, that if any Exchangeable Debenture selected for partial redemption is exchanged in part before termination of the right to exchange such Exchangeable Debenture pursuant to Article 6 with respect to the portion of the Exchangeable Debenture so selected, the exchanged portion of such Exchangeable Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Exchangeable Debentures which have been exchanged during a selection of Exchangeable Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

(d) In the event of any redemption, the Company will not be required to:

(i) Issue or register the transfer or exchange of any Exchangeable Debenture during a period beginning at 9:00 a.m., New York City time 15 days before any selection of Exchangeable Debentures to be redeemed and ending at 5:00 p.m., New York City time on the day of mailing of the relevant notice of redemption, or

(ii) Register the transfer or exchange of any Exchangeable Debenture, or portion thereof, called for redemption, except the unredeemed portion of any Exchangeable Debenture being redeemed in part.

(e) If the Company calls the Exchangeable Debentures for redemption, a Holder may exchange its Exchangeable Debentures only until 5:00 p.m., New York City time on the second Business Day immediately preceding the Redemption Date, unless the Company fails to pay the Redemption Price.

Section 1.04 Notice of Optional Redemption. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Exchangeable Debentures pursuant to Section 1.03, the Company shall be subject to the notice requirements of Article 3 of the Indenture, except the Company, or the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than fifteen (15) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Exchangeable Debentures so to be redeemed in whole or in part at its last address as the same appears on the Exchangeable Debenture Register.

Section 1.05 Tax Withholding. The Company or Host REIT is permitted to deduct, withhold and pay to the applicable governmental authority from payment of interest otherwise due to Holder, from cash payable to a Holder on redemption or from shares of Host REIT Common Stock otherwise deliverable to a Holder upon exchange of an Exchangeable Debenture, and from any other payment made with respect to an Exchangeable Debenture, any amount that either the Company or Host REIT is required by applicable laws to withhold, and any amount so deducted, withheld and paid over shall be deemed paid to such Holder for all purposes of this Indenture.

Section 1.06 Sinking Fund. There shall be no sinking fund provided for the Exchangeable Debentures.

Section 1.07 For purposes of the Exchangeable Debentures, Section 8.5 of the Indenture shall be amended to read:

“The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Company, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.”

ARTICLE 2

Section 2.01 “Subsidiary Guarantors” means, with respect to the Exchangeable Debentures, (A) the Subsidiary Guarantors listed in Section 2.03 below and (B) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indenture, but excluding any Persons whose Guarantees have been released pursuant to the terms of the Indenture. The provisions of Article 12 of the Indenture other than Section 12.4(b)(iii) will be applicable to the Exchangeable Debentures.

Section 2.02 The second sentence of the definition of “Subsidiary Guarantee” set forth in Section 1.1 of the Indenture shall read, for purposes of the Exchangeable Debentures, as follows: “Each Subsidiary Guarantee with respect to the Exchangeable Debentures will be a senior obligation of the Subsidiary Guarantor and will be full and unconditional regardless of the enforceability of the Exchangeable Debentures, this Thirty-Second Supplemental Indenture or the Indenture.”

Section 2.03 The following entities shall constitute the “Subsidiary Guarantors” with respect to the Exchangeable Debentures until such time as their guarantees are released in accordance with the terms of the Indenture:

(1)	Airport Hotels LLC
(2)	Host of Boston, Ltd.
(3)	Host of Houston Ltd.
(4)	Host of Houston 1979
(5)	HMC Retirement Properties, L.P.
(6)	HMH Marina LLC
(7)	HMC Atlanta LLC
(8)	HMC BCR Holdings LLC
(9)	HMC Burlingame LLC
(10)	HMC Capital Resources LLC
(11)	Host Park Ridge LLC
(12)	HMC Suites LLC
(13)	HMC Suites Limited Partnership
(14)	Wellsford-Park Ridge HMC Hotel Limited Partnership
(15)	YBG Associates LLC
(16)	HMC Chicago LLC
(17)	HMC Desert LLC
(18)	HMC Diversified LLC
(19)	HMC East Side LLC
(20)	East Side Hotel Associates, L.P.
(21)	HMC East Side II LLC
(22)	HMC Grand LLC
(23)	HMC Hanover LLC
(24)	HMC Hotel Development LLC
(25)	HMC Manhattan Beach LLC
(26)	HMC Market Street LLC
(27)	New Market Street LP
(28)	HMC Georgia LLC
(29)	HMC Mexpark LLC
(30)	HMC Polanco LLC
(31)	HMC NGL LLC
(32)	HMC OLS I LP
(33)	HMC PLP LLC
(34)	Chesapeake Hotel Limited Partnership

(35)	HMC Potomac LLC
(36)	HMC Properties I LLC
(37)	HMC SBM Two LLC
(38)	HMC Seattle LLC
(39)	HMC SFO LLC
(40)	HMC Swiss Holdings LLC
(41)	HMH General Partner Holdings LLC
(42)	HMH Pentagon LLC
(43)	HMH Restaurants LLC
(44)	HMH Rivers LLC
(45)	HMH Rivers, L.P.
(46)	HMH WTC LLC
(47)	Host La Jolla LLC
(48)	City Center Hotel Limited Partnership
(49)	Times Square LLC
(50)	Ivy Street LLC
(51)	Market Street Host LLC
(52)	Philadelphia Airport Hotel LLC
(53)	PM Financial LLC
(54)	PM Financial LP
(55)	HMC Property Leasing LLC
(56)	HMC Host Restaurants LLC
(57)	S.D. Hotels LLC
(58)	Times Square GP LLC
(59)	Durbin LLC
(60)	HMC HT LLC
(61)	HMC OLS I LLC
(62)	HMC OLS II L.P.
(63)	HMC/Interstate Manhattan Beach, L.P.
(64)	Ameliatel
(65)	HMC Amelia I LLC
(66)	HMC Amelia II LLC
(67)	Rockledge Hotel LLC
(68)	HMC Copley LLC
(69)	HMC Headhouse Funding LLC
(70)	Ivy Street Hopewell LLC
(71)	HMC Diversified American Hotels, L.P.
(72)	Potomac Hotel Limited Partnership
(73)	HMC AP GP LLC
(74)	HMC AP LP
(75)	HMC AP Canada Company
(76)	HMC Toronto Airport GP LLC

(77)	HMC Toronto Airport LP
(78)	HMC Toronto EC GP LLC
(79)	HMC Toronto EC LP
(80)	HMC Charlotte GP LLC
(81)	HMC Charlotte (Calgary) Company
(82)	Calgary Charlotte Partnership
(83)	Calgary Charlotte Holdings Company
(84)	HMC Grace (Calgary) Company
(85)	HMC Maui LLC
(86)	HMC Kea Lani LLC
(87)	HMC Chicago Lakefront LLC
(88)	HMC Lenox LLC
(89)	HMC O’Hare Suites Ground LLC
(90)	HMC Toronto Air Company
(91)	HMC Toronto EC Company
(92)	Host Realty Partnership, L.P.
(93)	Host Houston Briar Oaks, L.P.
(94)	Cincinnati Plaza LLC
(95)	Host Cincinnati Hotel LLC
(96)	Host Financing LLC
(97)	Host Fourth Avenue LLC
(98)	Host Indianapolis I LLC
(99)	Host Los Angeles LLC
(100)	Host Mission Hills, L.L.C.
(101)	Host Mission Hills II LLC
(102)	Host Mission Hills Hotel LLC
(103)	Host Needham Hotel LLC
(104)	Host Needham LLC
(105)	Host Needham II LLC
(106)	Host Realty LLC
(107)	Host Realty Company, LLC
(108)	Host Realty Hotel LLC
(109)	Host Tucson LLC
(110)	Host Waltham LLC
(111)	Host Waltham II LLC
(112)	Host Waltham Hotel LLC
(113)	HST LT LLC
(114)	HST I LLC
(115)	South Coast Host Hotel LLC
(116)	Starlex LLC
(117)	Host Cincinnati II LLC
(118)	BRE/Swiss L.L.C.

(119)	HHR Harbor Beach LLC
(120)	HHR Lauderdale Beach Limited Partnership
(121)	HMC Cambridge LLC
(122)	HMC McDowell Mountains LLC
(123)	HMC McDowell LLC
(124)	HMC Charlotte LP
(125)	HMC Reston LLC
(126)	Host Atlanta Perimeter Ground LLC
(127)	Host Capitol Hill LLC
(128)	Host Dallas Quorum Ground LLC
(129)	Host Indianapolis Hotel LLC
(130)	Host Indianapolis Hotel Member LLC
(131)	Host Indianapolis LLC
(132)	IHP Holdings Partnership LP
(133)	HMC Gateway LP
(134)	HHR Singer Island Limited Partnership
(135)	HHR Singer Island GP LLC
(136)	Pacific Gateway, Ltd.
(137)	Host Kierland LLC’

By execution of this Thirty-Second Supplemental Indenture, each of the Subsidiary Guarantors makes and confirms the guarantees set forth in Section 12.1 of the Indenture and shall be deemed to have signed the notation of guarantee set forth on the Securities as provided in Section 12.2 of the Indenture.

ARTICLE 3

Section 3.01 The covenants set forth in Sections 4.7 through and including 4.15 of the Indenture shall not be applicable to the Exchangeable Debentures.

ARTICLE 4

Section 4.01 The following definitions are hereby added to the Indenture solely with respect to the Exchangeable Debentures:

“Additional Change in Control Shares” has the meaning set forth in Section 6.11(a).

“Agent Members” has the meaning set forth in Section 7.01.

“Applicable Exchange Period” with respect to any Exchangeable Debenture means:

(i) if the relevant Exchange Date occurs prior to the date that is 15 Business Days prior to the Maturity Date and a Cash Settlement or a Combination Settlement applies, the 10 consecutive Trading-Day period beginning on and including the second Trading Day after the related Exchange Date; and

(ii) if the relevant Exchange Date occurs on or after the date that is 15 Business Days prior to the Maturity Date, and regardless of the Settlement Method, the 10 consecutive Trading Days beginning on and including the 12th Scheduled Trading Day immediately preceding the Maturity Date.

“Applicable Exchange Rate” as of any Trading Day, means the Exchange Rate in effect on such date, after giving effect to any adjustment provided for in Section 6.05 or Section 6.11.

“Cash Settlement” has the meaning set forth in Section 6.10(a).

“Certificated Exchangeable Debenture” means a certificated Exchangeable Debenture registered in the name of the Holder thereof and issued in accordance with Section 7.01 of this Thirty-Second Supplemental Indenture, in the form of Exhibit A to this Thirty-Second Supplemental Indenture except that such Exchangeable Debenture shall not include the information called for by footnotes 1 and 2 thereof.

“Change in Control” shall be deemed to have occurred at the time after the Exchangeable Debentures are originally issued, if any of the following occurs (i) Host REIT (A) merges or consolidates with or into any other person, other than a Subsidiary, another person merges with or into Host REIT, or Host REIT conveys, sells, transfers or leases all or substantially of its consolidated assets to another person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all Host REIT Common Stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation; (a) that does not result in a reclassification, conversion, exchange or cancellation of Host REIT’s outstanding Common Stock; (b) pursuant to which the holders of Host REIT Common Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors, managers or trustees, as capital stock entitled to vote generally in the election of directors, managers or trustees, as applicable, of either (1) the continuing or surviving entity or (2) an entity that directly or indirectly owns 100% of the capital stock of such continuing or surviving entity, in either case, immediately after such transaction; provided that, in the case of this clause (2), such parent entity fully and unconditionally guarantees all obligations of such continuing or surviving entity under the Exchangeable Debentures and the Indenture on a senior basis on terms and pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or (c) which is effected solely to change Host REIT’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Host REIT Common Stock solely into shares of common stock of the surviving entity; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Host REIT or any wholly owned Subsidiary of Host REIT, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the Company’s shares of capital stock (or the capital stock of Host REIT for so long as Host REIT is a parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote generally in elections of directors, managers or trustees, as applicable; (iii) during any period of 12 consecutive months after the date of original issuance of the Exchangeable Debentures (for so long as Host REIT is a parent of the Company immediately prior to such transaction or series of related transaction), persons who at the beginning of such 12-month period constituted the Board of Directors of Host REIT (together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of Host REIT, then in office; (iv) the holders of Host REIT’s capital stock approve any plan or proposal for the liquidation or dissolution of Host REIT (whether or not otherwise in compliance with the Indenture); or (v) Host REIT ceases to be a general partner of the Company or ceases to control the Company; provided, however, that the pro rata, distribution by Host REIT to its shareholders of shares of the Company’s capital stock or shares of any of Host REIT’s other Subsidiaries, will not, in and of itself, constitute a Change in Control for purposes of this definition. Notwithstanding the occurrence of an event specified in the foregoing clauses (i) through (v), a Change in Control shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Change in Control consists of common stock (or American Depositary Receipts or other certificates representing common equity interests) traded on a national securities exchange or an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction, the Exchangeable Debentures become exchangeable into such common stock (or American Depositary Receipts or other certificates representing common equity interests). For purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Combination Settlement” has the meaning set forth in Section 6.10(a).

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this

Thirty-Second Supplemental Indenture shall be administered, which office is, at the date as of which this Thirty-Second Supplemental Indenture is dated, located at The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, NY 10028, Attn: Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Closing Sale Price” of Host REIT Common Stock or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Host REIT Common Stock or such other capital stock or similar equity interests or other securities are traded or, if Host REIT Common Stock or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The Closing Sale Price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Company will determine the Closing Sale Price on such basis as the Company considers appropriate.

“Common Stock Legend” has the meaning set forth in Section 7.01.

“Daily Exchange Value” means, for each of the 10 consecutive Trading Days during the Applicable Exchange Period, 1/10 of the product of (i) the Applicable Exchange Rate on such day and (ii) the Daily VWAP of Host REIT Common Stock on such day.

“Daily Settlement Amount” has the meaning set forth in Section 6.10(d).

“Daily VWAP” means, for each of the 10 consecutive Trading Days during the Applicable Exchange Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HST.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Host REIT Common Stock on such Trading Day, determined using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Designated Event” has the meaning set forth in Section 5.01(a).

“Designated Event Repurchase Date” has the meaning set forth in Section 5.01(a).

“Designated Event Repurchase Notice” has the meaning set forth in Section 5.01(c).

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning set forth in Section 6.11(b).

“Ex-Dividend Date” has the meaning set forth in Section 6.01(a)(iv)(a).

“Exchange Agent” means an office or agency where Exchangeable Debentures may be presented for exchange, which shall initially be The Bank of New York Mellon.

“Exchangeable Debenture Register” has the meaning set forth in Section 7.01(a).

“Exchange Date” has the meaning set forth in Section 6.02.

“Exchange Obligation” has the meaning set forth in Section 6.10(a).

“Exchange Price” means $1,000 divided by the Applicable Exchange Rate.

“Exchange Rate” has the meaning set forth in Section 6.04.

“Existing Senior Notes” means amounts outstanding from time to time of (i) the 7 1/8% Series K Senior Notes due 2013 of the Company, (ii) the 7% Series M Senior Notes due 2012 of the Company, (iii) the 6 3/8% Series O Senior Notes due 2015 of the Company; (iv) the 6 3/4% Series Q Senior Notes due 2016 of the Company; (v) the 6 7/8% Series S Senior Notes due 2014 of the Company; (vi) the 9% Series T Senior Notes due 2012, (vii) the 3.25% Exchangeable Senior Debentures due 2024, (viii) the 2.625% Exchangeable Senior Debentures due 2027, and (ix) Senior Notes with an interest rate of 10% due May 2012 in each case not in excess of amounts outstanding immediately following the Series Issue Date of the Exchangeable Debentures, less amounts retired from time to time.

“Expiration Time” has the meaning set forth in Section 6.05(e).

“Global Debenture” means an Exchangeable Debenture, which includes the information referred to in footnotes 1 and 2 to the form of Exchangeable Debenture attached to this Thirty-Second Supplemental Indenture as Exhibit A, issued under the Indenture, and that is deposited with or on behalf of and registered in the name of the Depository or a nominee of the Depository.

“Global Debenture Legend” means the legend set forth in Section 7.01(f) of this Thirty-Second Supplemental Indenture, which is required to be placed on all Global Debentures issued under the Indenture.

“Host REIT” means Host Hotels & Resorts, Inc., a Maryland corporation and the successor by merger to Host, which is the sole general partner of the Company following the REIT Conversion, and its successors and assigns.

“Host REIT Common Stock” means the common stock, par value $0.01 per share, of Host REIT.

“Initial Purchasers” means Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Scotia Capital (USA) Inc., BNY Mellon Capital Markets, LLC, Calyon Securities (USA) Inc., RBS Securities Inc., and UBS Securities LLC.

“Issuer Repurchase Notice Date” shall have the meaning set forth in Section 5.03(a).

“Issuer Repurchase Notice” shall have the meaning set forth in Section 5.03(b).

“Liquidated Damages” shall have the meaning set forth in the Registration Rights Agreement.

“Make Whole Cap” has the meaning set forth in Section 6.11(f).

“Make Whole Floor” has the meaning set forth in Section 6.11(f).

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which Host REIT Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for Host REIT Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in Host REIT Common Stock or in any options, contracts or future contracts relating to Host REIT Common Stock.

“Maximum Exchange Rate” has the meaning set forth in Section 6.05(f).

“Offering Memorandum” means the Offering Memorandum of the Company and the Subsidiary Guarantors, dated December 15, 2009, with respect to the Exchangeable Debenture.

“Officers’ Certificate” means a certificate signed on behalf of the Company or Subsidiary Guarantor, as applicable, by officers of the Company or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Subsidiary Guarantor, as applicable.

“OP Units” means the partnership interests of the Company.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Paying Agent” means, until otherwise designated, the Trustee.

“Physical Settlement” has the meaning set forth in Section 6.10(a).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” means, with respect to any Exchangeable Debenture or portion thereof to be redeemed in accordance with the provisions of Section 1.03 hereof, the date fixed for such redemption in accordance with the provisions of Section 1.03 hereof.

“Redemption Price” has the meaning set forth in Section 1.03.

“Reference Property” has the meaning set forth in Section 6.01(a)(iv)(a).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 22, 2009, by and among the Company, Host REIT and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Repurchase Date” has the meaning set forth in Section 5.02(a).

“Repurchase Notice” has the meaning set forth in Section 5.02(c).

“Restricted Debentures Legend” has the meaning set forth in Section 7.01.

“Restricted Securities” has the meaning set forth in Section 7.01.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A Global Debenture” means a Global Debenture issued in accordance with Rule 144A.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Host REIT Common Stock is listed or admitted for trading. If the Host REIT Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Series Issue Date” means with respect to any series of Indebtedness issued under the Indenture, the date of any notes of such series are first issued.

“Settlement Method” means Cash Settlement, Combination Settlement, or Physical Settlement.

“Specified Dollar Amount” has the meaning set forth in Section 6.10(a)(i).

“Spin-Off” has the meaning set forth in Section 6.05(c).

“Stock Price” has the meaning set forth in Section 6.11(b).

“Termination in Trading” shall be deemed to have occurred if shares of Host REIT Common Stock, or shares of any other capital stock or American Depository Receipts in respect of shares of capital stock into which the Exchangeable Debentures are exchangeable pursuant to the terms of this Thirty-Second Supplemental Indenture and the Indenture, are not listed for trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market or any of their respective successors or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States.

“Trading Day” means, subject to Section 6.10(g), a day during which trading in securities generally occurs on the New York Stock Exchange or, if Host REIT Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which Host REIT Common Stock is then listed or, if Host REIT Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which Host REIT Common Stock is then traded.

“Trading Price” per $1,000 principal amount of Exchangeable Debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Exchangeable Debentures obtained by the Trustee for a $5,000,000 principal amount of Exchangeable Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, which may include the Initial Purchasers; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, then one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of Exchangeable Debentures from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Exchangeable Debentures, then the Trading Price per $1,000 principal amount of Exchangeable Debentures will be deemed to be less than 95% of the product of the Closing Sale Price of Host REIT Common Stock and the Exchange Rate on such determination date.

ARTICLE 5

Section 5.01 Repurchase at Option of Holders upon a Designated Event. (a) For purposes of the Exchangeable Debentures, Section 10.1(a) of the Indenture is hereby replaced and superceded by the following and the following shall apply to the Exchangeable Debentures:

“10.1(a) If there shall occur a Designated Event prior to October 15, 2015, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Exchangeable Debentures, or any portion thereof that is a multiple of $1,000 principal amount, in cash, on a date (the “Designated Event Repurchase Date”) specified by the Company, which may be no earlier than twenty (20) days and no later than thirty (30) days after the date of the Issuer Repurchase Notice related to such Designated Event, at a repurchase price equal to 100% of the principal amount of the Exchangeable Debentures being repurchased, plus accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the Designated Event Repurchase Date. A “Designated Event” will be deemed to have occurred upon a Change in Control or a Termination in Trading.”

(b) For purposes of the Exchangeable Debentures, Section 10.1(b) of the Indenture is hereby replaced and superceded by the following and the following shall apply to the Exchangeable Debentures:

“(b) On or before the Thirty-Second calendar day after the occurrence of a Designated Event, the Company shall mail or cause to be mailed to all Holders of record on the date of the Designated Event an Issuer Repurchase Notice as set forth in Section 5.03 of the

Thirty-Second Supplemental Indenture with respect to such Designated Event. The Company shall also deliver a copy of the Issuer Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders. In addition to the mailing of such Issuer Repurchase Notice, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or a substantially equivalent financial news organization announcing the occurrence of the Designated Event and publish such information in a newspaper of general circulation in The City of New York, or on Host REIT’s website, or through such other public medium as the Company shall deem appropriate at such time. No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Exchangeable Debentures pursuant to this Section 10.1(b).”

(c) For purposes of the Exchangeable Debentures, Section 10.1 of the Indenture is hereby supplemented by adding the following:

“(c) For an Exchangeable Debenture to be repurchased at the option of the Holder pursuant to this Section 10.1, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the third Business Day immediately prior to the Designated Event Repurchase Date, (i) a written notice of repurchase (the “Designated Event Repurchase Notice”) in the form set forth on the reverse of the Exchangeable Debenture duly completed (if the Exchangeable Debenture is certificated) or stating the following (if the Exchangeable Debenture is represented by a Global Debenture): (A) the certificate number of the Exchangeable Debenture that the Holder will deliver to be repurchased (if the Exchangeable Debenture is certificated), (B) the portion of the principal amount of the Exchangeable Debenture which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that the remaining principal amount of any Exchangeable Debentures not subject to repurchase must be in an authorized denomination of $2,000 or integral multiple of $1,000 in excess thereof) and (C) that such Exchangeable Debenture shall be repurchased as of the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Exchangeable Debenture and in the Thirty-Second Supplemental Indenture; together with (ii) such Exchangeable Debentures duly endorsed for transfer (if the Exchangeable Debenture if certificated) or book-entry transfer of such Exchangeable Debenture (if such Exchangeable Debenture is represented by a Global Debenture) in compliance with appropriate DTC procedures. The delivery of such Exchangeable Debenture to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 10.1 only if the Exchangeable Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Exchangeable Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) The Company, if so requested, shall repurchase from the Holder thereof, pursuant to this Section 10.01, a portion of an Exchangeable Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of the Thirty-Second Supplemental Indenture that apply to the repurchase of all of an Exchangeable Debenture also apply to the repurchase of such portion of such Exchangeable Debenture.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(f) Any repurchase by the Company contemplated pursuant to the provisions of this Section 10.1 shall be consummated by the delivery of the consideration to be received by the Holder (i) on the Designated Event Repurchase Date if the book-entry transfer or delivery of the Exchangeable Debentures to the Paying Agent is effected prior to the close of business on the third Business Day prior to the Designated Event Repurchase Date, and (ii) if delivered later, within two (2) Business Days following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Exchangeable Debenture. Payment of the repurchase price for an Exchangeable Debenture for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Exchangeable Debentures, together with necessary endorsements, to the Paying Agent.”

(g) The Company may arrange for a third party to purchase any Exchangeable Debentures for which the Company receives a valid Designated Event Repurchase Notice that is not withdrawn, in the manner and otherwise in compliance with this Thirty-Second Supplemental Indenture and the Indenture applicable to the offer to repurchase the Exchangeable Debentures. If a third party purchases any Exchangeable Debentures under these circumstances, then interest will continue to accrue on such Exchangeable Debentures repurchased, and those Debentures will continue to be outstanding after the repurchase date and will be fungible with all other Exchangeable Debentures then outstanding. Such third party subsequently may resell those purchased Exchangeable Debentures to other investors.

Section 5.02 Repurchase at Option of Holders.(a) Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Exchangeable Debentures, or any portion thereof that is a multiple of $1,000 principal amount, in cash, on October 15, 2015, October 15, 2019 and October 15, 2024 (each, a “Repurchase Date”), at a repurchase price of 100% of the principal amount of the Exchangeable Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date; provided, however, that if the Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, the Company will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date and the repurchase price will be 100% of the principal amount of the Exchangeable Debentures to be repurchased.

(b) On or before the twentieth Business Day immediately preceding each Repurchase Date, the Company shall mail or cause to be mailed to all Holders of record on such date (and to beneficial owners as required by applicable law) an Issuer Repurchase Notice as set forth in Section 5.03. The Company shall also deliver a copy of the Issuer Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders. In addition to the mailing of such Issuer Repurchase Notice, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish such information in The Wall Street Journal or another newspaper of general circulation in The City of New York or on Host REIT’s website, or through such other public medium as the Company shall deem appropriate at such time. No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Exchangeable Debentures pursuant to this Section 5.02.

(c) For an Exchangeable Debenture to be so repurchased at the option of the Holder pursuant to this Section 5.02, the Holder must deliver to the Paying Agent, during the period beginning at 9:00 a.m., New York City time, on the date that is twenty (20) Business Days prior to the applicable Repurchase Date and ending at 5:00 p.m., New York City time, on the second Business Day immediately prior to the applicable Repurchase Date, (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Exchangeable Debenture duly completed (if the Exchangeable Debenture is certificated) or stating the following (if the Exchangeable Debenture is represented by a Global Debenture): (A) the certificate number of the Exchangeable Debenture which the Holder will deliver to be repurchased (if the Exchangeable Debenture is certificated) or that the relevant Repurchase Notice complies with the appropriate Depository procedures (if the Exchangeable Debenture is represented by Global Debenture), (B) the portion of the principal amount of the Exchangeable Debenture which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that the remaining principal amount of any Exchangeable Debentures not subject to repurchase must be in authorized denomination of $2,000 or an integral multiple of $1,000 in excess thereof) and (C) that such Exchangeable Debenture shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Exchangeable Debenture and in this Thirty-Second Supplemental Indenture and the Indenture; together with (ii) such Exchangeable Debentures duly endorsed for transfer (if the Exchangeable Debenture if certificated) or book entry transfer of such Exchangeable Debenture (if such Exchangeable Debenture is represented by a Global Debenture). The delivery of such Exchangeable Debenture to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price; provided, however, that such repurchase price shall be so paid pursuant to this Section 5.02 only if the Exchangeable Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Exchangeable Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) The Company, if so requested, shall repurchase from the Holder thereof, pursuant to this Section 5.02, a portion of an Exchangeable Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000 (provided that the remaining principal amount of Exchangeable Debentures not subject to repurchase must be in an authorized denomination of $2,000 or an integral multiple of $1,000 in excess thereof). Provisions of this Thirty-Second Supplemental Indenture that apply to the repurchase of all of an Exchangeable Debenture also apply to the repurchase of such portion of such Exchangeable Debenture.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(f) Any repurchase by the Company contemplated pursuant to the provisions of this Section 5.02 shall be consummated by the delivery of the consideration to be received by the Holder (i) on the Repurchase Date if the book-entry transfer or delivery of the Exchangeable Debentures to the Paying Agent is effected prior to the close of business on the Business Day prior to the Repurchase Date, and (ii) if delivered later, within two (2) Business Days following the time of the book-entry transfer or delivery of the Exchangeable Debenture. Payment of the repurchase price for an Exchangeable Debenture for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Exchangeable Debentures, together with necessary endorsements, to the Paying Agent.

Section 5.03 Issuer Repurchase Notice. (a) The Issuer Repurchase Notice, as provided in Section 5.03(b), shall be given to Holders within the time limits set forth in Section 5.01(b) or 5.02(b), as the case may be (in either case, the “Issuer Repurchase Notice Date”).

(b) In connection with any repurchase of Exchangeable Debentures, the Company shall, on the applicable Issuer Repurchase Notice Date, give written notice to Holders (with a copy to the Trustee) setting forth information specified in this Section 5.03 (in either case, the “Issuer Repurchase Notice”).

Each Issuer Repurchase Notice shall:

(i) state the repurchase price, and the Designated Event Repurchase Date or the Repurchase Date to which the relevant Issuer Repurchase Notice relates,

(ii) state, if applicable, the circumstances constituting the Designated Event,

(iii) state that Holders must exercise their right to elect to repurchase prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Repurchase Date or the third Business Day immediately prior to the Designated Event Repurchase Date, as the case may be,

(iv) state the name and address of the Trustee, the Paying Agent and, if applicable, the Exchange Agent,

(v) state that Exchangeable Debentures must be surrendered to the Paying Agent to collect the repurchase price,

(vi) state that a Holder may withdraw its Repurchase Notice or the Designated Event Repurchase Notice, as the case may be, at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Repurchase Date, or on the third Business Day immediately prior to the Designated Event Repurchase Date, as the case may be, by delivering a valid written notice of withdrawal in accordance with Section 5.04,

(vii) if the Exchangeable Debentures are then exchangeable, state that Exchangeable Debentures as to which a Repurchase Notice or the Designated Event Repurchase Notice, as the case may be, has been given may be exchanged only if the Repurchase Notice or Designated Event Repurchase Notice, as the case may be, is withdrawn in accordance with the terms of this Thirty-Second Supplemental Indenture,

(viii) state the amount of interest accrued and unpaid per $1,000 principal amount of Exchangeable Debentures to, but excluding, the Designated Event Repurchase Date or Repurchase Date, as the case may be,

(ix) state that, unless the Company defaults in making payment of the repurchase price, interest on Exchangeable Debentures covered by any Repurchase Notice or Designated Event Repurchase Notice, as the case may be, shall cease to accrue on and after the Designated Event Repurchase Date or the Repurchase Date, as the case may be,

(x) state the CUSIP number of the Exchangeable Debentures, if CUSIP numbers are then in use, and

(xi) state the procedures for withdrawing a Repurchase Notice or Designated Event Repurchase Notice, as the case may be, including a form of notice of withdrawal (as specified in Section 5.04).

An Issuer Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Issuer Repurchase Notice in the Company’s name and at the Company’s expense; provided that the text of the Issuer Repurchase Notice shall be prepared by the Company.

If any of the Exchangeable Debentures are represented by a Global Debenture, then the Company will modify such Issuer Repurchase Notice to the extent necessary to accord with the applicable procedures of the Depository that apply to the repurchase of Global Debentures.

(c) The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Exchangeable Debentures, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other applicable federal and state securities laws in connection with the repurchase of the Exchangeable Debentures.

Section 5.04 Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice or Designated Event Repurchase Notice, as the case may be, the Holder of the Exchangeable Debenture in respect of which such Repurchase Notice or Designated Event Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Designated Event Repurchase Notice is validly withdrawn in accordance with this Section 5.04) thereafter be entitled to receive solely the repurchase price with respect to such Exchangeable Debenture. Such repurchase price shall be paid to such Holder, (x) on the day set forth in Section 5.02(g), in the case of a Repurchase Notice, or (y) on the date set forth in Section 5.01(g), in the case of a Designated Event Repurchase Notice.

Exchangeable Debentures in respect of which a Repurchase Notice or Designated Event Repurchase Notice, as the case may be, has been given by the Holder thereof may not be exchanged pursuant to Article 5 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice or Designated Event Repurchase Notice, as the case may be, has first been validly withdrawn.

A Repurchase Notice or Designated Event Repurchase Notice, as the case may be, may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the third Business Day immediately prior to the Designated Event Repurchase Date, or on the second Business Day immediately prior to the Repurchase Date, as the case may be, specifying:

(a) the name of the Holder;

(b) the certificate number(s) of all withdrawn Exchangeable Debentures in certificated form or that the notice of withdrawal complies with appropriate Depository procedures with respect to all withdrawn Exchangeable Debentures represented by a Global Debenture;

(c) the principal amount of Exchangeable Debentures with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000; and

(d) the principal amount of Exchangeable Debentures, if any, that remains subject to the original Repurchase Notice or Designated Event Repurchase Notice, as the case may be, and that has been or will be delivered for repurchase by the Company, which must be an integral multiple of $1,000.

Section 5.05 Deposit of Repurchase Price. (a) Prior to 11:00 a.m., New York City time, on the Designated Event Repurchase Date or the Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust an amount of cash (in immediately available funds if deposited on the Designated Event Repurchase Date or the Repurchase Date, as the case may be), sufficient to pay the aggregate repurchase price of all the Exchangeable Debentures or portions thereof that are to be repurchased as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be.

(b) If on the Designated Event Repurchase Date or the Repurchase Date the Paying Agent holds funds sufficient to pay the repurchase price of the Debentures that Holders have elected to require the Company to repurchase in accordance with Section 5.01 or Section 5.02, as the case may be, then, on and after the Designated Event Repurchase Date or the Repurchase Date, as the case may be, such Exchangeable Debentures will cease to be outstanding, interest on such Exchangeable Debentures will cease to accrue and all other rights of the Holders of such Exchangeable Debentures will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Exchangeable Debenture. This will be the case whether or not book-entry transfer of the Exchangeable Debenture has been made or the Exchangeable Debenture has been delivered to the Paying Agent.

Section 5.06 Exchangeable Debentures Repurchased in Part. Upon presentation of any Exchangeable Debenture repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Exchangeable Debenture or Exchangeable Debentures in aggregate principal amount equal to the unrepurchased portion of the Exchangeable Debentures presented (provided that the unrepurchased portion of the Exchangeable Debentures must be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof).

Section 5.07 Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by it for the payment of the repurchase price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.05 exceeds the aggregate repurchase price of the Exchangeable Debentures or portions thereof which the Company is obligated to repurchase as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the second Business Day following the Designated Event Repurchase Date or the Repurchase Date, as the case may be, the Paying Agent shall return any such excess to the Company, together with interest, if any, thereon.

Section 5.08 Merger, Consolidation or Sale by Host REIT. For purposes of the Exchangeable Debentures, Article 5 of the Indenture is hereby superseded. Neither the Company nor Host REIT may (1) consolidate or merge into any other Person or sell, convey, lease or transfer its properties and assets substantially as an entirety to any other Person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into it, unless, (a) in case of a merger or consolidation, if either the Company or Host REIT (as the case may be) is the surviving Person or if the Company or Host REIT is not the surviving Person, the surviving Person formed by such consolidation or into which the Company or Host REIT is merged or the Person to which the Company’s or Host REIT’s properties and assets are so transferred shall be a entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the Trustee a supplemental indenture expressly assuming, in the case of a transaction involving the Company, the payment when due of the principal of and interest on the Exchangeable Debentures and in the case of a transaction involving the Company or Host REIT, the performance of each of the Company’s or Host REIT’s (as the case may be) other covenants under this Thirty-Second Supplemental Indenture and the Indenture, and (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Section 5.09 Successor Person Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or Host REIT (as the case may be), in accordance with Section 5.08, the successor Person formed by such consolidation or into which the Company or Host REIT, as applicable, is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every right and power of the Company or Host REIT, as applicable, under this Indenture with the same effect as if such successor Person had been named therein as the Company or Host REIT, as applicable, and the Company or Host REIT, as applicable, shall be released from the obligations under the Exchangeable Debentures, this Thirty-Second Supplemental Indenture and the Indenture.

ARTICLE 6

Section 6.01 Exchange Rights. (a) Subject to the restrictions on ownership of shares of Host REIT Common Stock as set forth in Section 6.12 and upon compliance with the provisions of this Thirty-Second Supplemental Indenture and the Indenture, on or prior to the close of business on the second Business Day immediately preceding the Maturity Date, the Holder of any Exchangeable Debentures not previously redeemed or repurchased shall have the right, at such Holder’s option, to exchange its Exchangeable Debentures, or any portion thereof which is a multiple of $1,000, into cash, Host REIT Common Stock or a combination of cash and Host REIT Common Stock, as the case may be, by surrender of such Exchangeable Debentures so to be exchanged in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 6. Holders may exchange their Exchangeable Debentures at any time on or after September 15, 2029. In addition, Holders may exchange their Exchangeable Debentures at any time prior to September 15, 2029 only upon occurrence of one of the following events:

(i) Exchange Upon Satisfaction of Market Price Condition. A Holder may surrender any of its Exchangeable Debentures for exchange during any calendar quarter beginning after the calendar quarter ended March 31, 2010 (and only during such calendar quarter) if, and only if, the Closing Sale Price of Host REIT Common Stock for at least twenty (20) Trading Days (whether or not consecutive) in the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter is more than 130% of the Exchange Price per share of Host REIT Common Stock in effect on the applicable Trading Day. The Board of Directors of Host REIT will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, during that thirty (30) consecutive Trading Day period.

The Trustee (or other Exchange Agent appointed by the Company) shall, on behalf of the Company, determine on a daily basis during the time period specified in this Section 6.01(a)(i) whether the Exchangeable Debentures shall be exchangeable as a result of the occurrence of an event specified in this clause (i) and, if the Exchangeable Debentures shall be so exchangeable, the Trustee (or other Exchange Agent appointed by the Company) shall promptly deliver to the Company and the Trustee (if the Trustee is not the Exchange Agent) written notice thereof.

(ii) Exchange Upon Satisfaction of Trading Price Condition. A Holder may surrender any of its Exchangeable Debentures for exchange during the five (5) consecutive Trading Day period following any five (5) consecutive Trading Days in which the Trading Price per $1,000 principal amount of Exchangeable Debentures (as determined following a reasonable request by a Holder of the Exchangeable Debentures) was less than 95% of the product of the Closing Sale Price of Host REIT Common Stock during such period, multiplied by the Applicable Exchange Rate.

The Trustee shall have no obligation to determine the Trading Price of the Exchangeable Debentures unless the Company shall have requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Exchangeable Debentures would be less than 95% of the product of the Closing Sale Price per share of Host REIT Common Stock and the Exchange Rate, whereupon the Company shall instruct the Trustee to determine the Trading Price of the Exchangeable Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Exchangeable Debentures is greater than or equal to 95% of the product of the

Closing Sale Price per share of Host REIT Common Stock and the Applicable Exchange Rate. If the Company does not, when it is obligated to, make a request to the Trustee to determine the Trading Price of the Exchangeable Debentures, or if the Company makes such request to the Trustee and the Trustee does not make such determination, then the Trading Price per $1,000 in principal amount of Exchangeable Debentures will be deemed to be less than 95% of the product of the Closing Sale Price of Host REIT Common Stock and the Applicable Exchange Rate.

(iii) Exchange Upon Notice of Redemption. A Holder may surrender for exchange any of the Exchangeable Debentures called for redemption at any time prior to the close of business on the second Business Day immediately prior to Redemption Date even if the Exchangeable Debentures are not otherwise exchangeable at such time. The right to exchange Exchangeable Debentures pursuant to this clause (iii) shall expire after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date unless the Company defaults in payment of the Redemption Price; provided, however, that if a Holder has already delivered a Repurchase Notice with respect to an Exchangeable Debenture, such Holder may not surrender that Exchangeable Debenture for exchange until it has withdrawn such Repurchase Notice in accordance with the terms of the Exchangeable Debentures.

(iv) Exchange Upon Specified Transactions. If Host REIT elects to: (1) distribute to all holders of Host REIT Common Stock certain rights entitling them to purchase, for a period expiring within 45 days, shares of Host REIT Common Stock at less than the Closing Sale Price of Host REIT Common Stock on the Trading Day immediately preceding the declaration date of such distribution; or (2) distribute to all holders of Host REIT Common Stock the Company’s or Host REIT’s assets, debt securities or certain rights to purchase securities of the Company or Host REIT, which distribution (excluding for this purpose a distribution solely in the form of cash required to preserve the status of Host REIT as a real estate investment trust) has a per share value exceeding 12.5% of the Closing Sale Price of Host REIT Common Stock on the Trading Day immediately preceding the declaration date of such distribution; the Company must notify the Holders of Exchangeable Debentures at least twenty (20) calendar days prior to the Ex-Dividend Date for such distribution.

Following the issuance of such notice, Holders may surrender their Exchangeable Debentures for exchange at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or an announcement that such distribution will not take place; provided, however, that a Holder may not exchange its Exchangeable Debentures pursuant to this Section 6.01(a)(iv) if such Holder may participate in the distribution, without exchange of its Exchangeable Debentures, as if such Holder held on the date such distribution is made a number of shares of Host REIT Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect on the Ex-Dividend Date for such distribution, and the aggregate principal amount of Exchangeable Debentures held by such Holder and the denominator of which is one thousand dollars ($1,000). The “Ex-Dividend Date” means, with respect to any distribution on shares of Host REIT Common Stock, the first date upon which a sale of Host REIT Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of Host REIT Common Stock to its buyer.

In addition, if a Change in Control occurs prior to the stated Maturity Date as a result of a transaction or event described in (i) or (ii) of the definition of Change in Control, the Company will notify Holders (which notification may be made through a notice to DTC) as promptly as reasonably practicable following the date the Company publicly announces such transaction or event (but in no event less than twenty (20) Business Days prior to the effective time of such transaction or event). A Holder may surrender its Exchangeable Debentures for exchange at any time from and including the date that is fifteen (15) Business Days prior to the anticipated effective time of the transaction or event up to and including (i) the related Designated Event Repurchase Date corresponding to such event or (ii) if there is no such Designated Event Repurchase Date, the date that is five (5) Business Days after the actual date of such transaction or event. If a Change in Control occurs prior to the stated Maturity Date as a result of an event described in (iii), (iv), or (v) of the definition of Change in Control, or if a Termination in Trading occurs, the Company will notify Holders of the occurrence of any such event (which notification may be made through a notice to DTC) and issue a press release on the Effective Date of such event. Once the Company has given such notice, a Holder may surrender its Exchangeable Debentures for exchange at any time from the Effective Date of such event until (i) the Designated Event Repurchase Date corresponding to such event or (ii) if there is no such Designated Event Repurchase Date, twenty (20) Trading Days following the Effective Date of such event.

If Host REIT is a party to a consolidation, merger, binding share exchange, reclassification or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which all of Host REIT Common Stock is exchanged for cash, securities or other property (the “Reference Property”), then at the effective time of the transaction any exchange of Exchangeable Debentures and the Daily Exchange Value will be based on the kind and amount of cash, securities or other property that a Holder of Exchangeable Debentures would have received if such Holder had, immediately prior to the effective time of such transaction, exchanged its Exchangeable Debentures for a number of shares of Host REIT Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect immediately prior to the effective time of such transaction or event, and the aggregate principal amount of Exchangeable Debentures held by such Holder and the denominator of which is one thousand dollars ($1,000) provided, however, that at and after the effective time of the transaction or event the exchange obligation shall be calculated and settled in accordance with 6.10 such that (i) the amount payable in cash upon exchange of the Exchangeable Debentures as set forth under Section 6.01 will continue to be payable in cash, (ii) the number of shares of Host REIT Common Stock (if the Company elects Physical Settlement or Combination Settlement) deliverable upon exchange of the Exchangeable Debentures under Section 6.03 will be instead deliverable in the amount and type of Reference Property that a holder of that number of shares of Host REIT Common Stock would have been entitled to receive in such Merger Event and

(iii) the Daily VWAP will be calculated based on the value of a unit of Reference Property. If, as a result of the transaction or event, holders of Host REIT Common Stock have the opportunity to elect the form of consideration to be received in any such transaction or event, then from and after the effective date of such transaction or event, (x) the Reference Property into which the Exchangeable Debentures will be exchangeable will be deemed to be the consideration that a majority of the holders of Host REIT Common Stock who made an election received in such transaction or as a result of such event, and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Host REIT Common Stock.

(b) Whenever the Exchangeable Debentures shall become exchangeable pursuant to this Section 6.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such exchangeability in the manner provided in Section 13.2 of the Indenture, and the Company shall also publicly announce such information and publish it on Host REIT’s website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(c) An Exchangeable Debenture in respect of which a Holder has delivered a Designated Event Repurchase Notice or Repurchase Notice, as the case may be, exercising such Holder’s right to require the Company to repurchase such Exchangeable Debenture pursuant to Section 5.01 or 5.02 may be exchanged only if such Repurchase Notice is withdrawn in accordance with Section 5.03 or 5.04 prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Repurchase Date or on the third Business Day immediately prior to the Designated Event Repurchase Date, as applicable.

(d) A Holder of Exchangeable Debentures is not entitled to any rights of a Holder of Host REIT Common Stock until such Holder has exchanged its Exchangeable Debentures and received upon exchange thereof shares of Host REIT Common Stock.

Section 6.02 Exercise of Exchange Right; No Adjustment for Interest or Dividends. In order to exercise the exchange right with respect to any Exchangeable Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in the City of New York or, at the option of such Holder, the Corporate Trust Office, such Exchangeable Debenture with the original or facsimile of the form entitled “Exchange Notice” on the reverse thereof, duly completed and signed manually or by facsimile, together with such Exchangeable Debentures duly endorsed for transfer, accompanied by the funds, if any, required by this Section 6.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Host REIT Common Stock that shall be issuable on such exchange shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 6.06.

To exchange an Exchangeable Debenture held in book-entry form, a Holder must exchange by book-entry transfer to the Exchange Agent through the facilities of DTC and the Exchange Notice must comply with all applicable DTC procedures. To exchange an Exchangeable Debenture held in certificated form, a Holder must (i) complete and manually sign an Exchange Notice, a form of which is on the back of the Exchangeable Debenture, and deliver the Exchange Notice to the Exchange Agent; (ii) surrender the Exchangeable Debenture to the Exchange Agent’ (iii) if required by the Exchange Agent, furnish appropriate endorsement and transfer documents; (iv) pay all required transfer or similar taxes; and (v) if required, pay funds equal to the interest payable on the next interest payment date.

Holders may also obtain copies of the required form of the Exchange Notice from the Exchange Agent. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Exchangeable Debentures shall have been tendered for exchange (the “Exchange Date”).

Whether the Exchangeable Debentures to be exchanged are held in book-entry or certificated form, the Exchange Notice will require the Holder to certify that it or the Person on whose behalf the Exchangeable Debentures are being exchanged is a QIB within the meaning of Rule 144A under the Securities Act.

Exchangeable Debentures in respect of which a Holder has delivered a Repurchase Notice or a Designated Event Repurchase Notice may be exchanged only if such notice is withdrawn in accordance with the terms of Section 5.03 or Section 5.04, as the case may be.

Upon surrender of an Exchangeable Debenture for exchange by a Holder, such Holder shall deliver to the Company cash equal to the amount that the Company is required to deduct and withhold under applicable law in connection with the exchange; provided, however, if the Holder does not deliver such cash, the Company may deduct and withhold from the amount otherwise deliverable to such Holder the amount required to be deducted, withheld and paid over to any governmental authority under applicable law, and any amount so deducted, withheld and paid over shall be deemed paid to such Holder for all purposes of this Indenture.

Each exchange shall be deemed to have been effected as to any Exchangeable Debentures (or portion thereof) surrendered for exchange on the relevant Exchange Date, and with respect to any shares of Host REIT Common Stock that are issuable upon such exchange: (i) if such exchange was subject to a Physical Settlement, the Person in whose name the certificate or certificates for such shares of Host REIT Common Stock will be registered, shall become the holder of record of such shares as of the close of business on the Exchange Date; and (ii) if such exchange was subject to a Combination Settlement, the Person in whose name the certificate or certificates for such shares of Host REIT Common Stock will be registered, shall become the holder of record of such shares as of the close of business on the last Trading Day of the related Applicable Exchange Period.

Any Exchangeable Debenture or portion thereof surrendered for exchange during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being exchanged; provided that no such payment need be made (1) if a Holder exchanges its Exchangeable Debentures in connection with a redemption and the Company has specified a Redemption Date that is after a Record Date and on or prior to the Business Day immediately succeeding the next interest payment date, (2) if a Holder exchanges its Exchangeable Debentures in connection with a Designated Event and the Company has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Exchangeable Debenture. Except as otherwise provided above in this Article 6, no payment or other adjustment shall be made for interest accrued on any Exchangeable Debenture exchanged or for dividends on any shares issued upon the exchange of such Exchangeable Debenture as provided in this Article 6. Notwithstanding the foregoing, in the case of Exchangeable Debentures submitted for exchange in connection with a Designated Event, such Exchangeable Debentures shall continue to represent the right to receive the Additional Change in Control Shares, if any, payable pursuant to Section 6.11, until such Additional Change in Control Shares are so paid.

Upon the exchange of an interest in a Global Debenture, the Trustee (or other Exchange Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Exchange Agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchanges of Exchangeable Debentures effected through any Exchange Agent other than the Trustee.

Upon an exchange of an Exchangeable Debenture, a Holder will not receive any cash payment of interest, except as described herein, and the Company will not adjust the Exchange Rate to account for accrued and unpaid interest. Upon the exchange of an Exchangeable Debenture, the accrued but unpaid interest attributable to the period from the issue date of the Exchangeable Debenture to the Exchange Date, with respect to the exchanged Exchangeable Debenture, shall not be deemed canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash and, if applicable, shares of Host REIT Common Stock (together with the cash payment, if any in lieu of fractional shares) in exchange for the Exchangeable Debenture being exchanged pursuant to the provisions hereof.

In case any Exchangeable Debenture of a denomination greater than $2,000 shall be surrendered for partial exchange, and subject to Section 2.3 of the Indenture, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Exchangeable Debenture so surrendered, without charge to the Holder, a new Exchangeable Debenture or Exchangeable Debentures in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Exchangeable Debenture.

Section 6.03 Cash Payments in Lieu of Fractional Shares. No fractional shares of Host REIT Common Stock or scrip certificates representing fractional shares shall be issued upon exchange of Exchangeable Debentures. If more than one Exchangeable Debenture shall be surrendered for exchange at one time by the same Holder, the number of full shares that shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Exchangeable Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Host REIT Common Stock would be issuable upon the exchange of any Exchangeable Debenture or Exchangeable Debentures, the Company shall make an adjustment and payment therefor in cash to the Holder of Exchangeable Debentures as set forth in Section 6.10(f).

Section 6.04 Exchange Rate. The initial Exchange Rate for the Exchangeable Debentures is 71.0101 shares of Host REIT Common Stock per each $1,000 principal amount of the Exchangeable Debentures, subject to adjustment as provided in Sections 6.05 and 6.11 (herein called the “Exchange Rate”).

Section 6.05 Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company as follows:

(a) If Host REIT issues Host REIT Common Stock as a dividend or distribution on Host REIT Common Stock to all or substantially all holders of Host REIT Common Stock, or if Host REIT effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x OS1/OS0

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

ER1 = the new Exchange Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 = the number of shares of Host REIT Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination; and

OS1 = the number of shares of Host REIT Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (a) shall become effective on the date that is immediately after (x) the Ex-Dividend Date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If Host REIT distributes to all or substantially all holders of Host REIT Common Stock any rights, warrants or options entitling them for a period of not more than forty-five (45) days after the date of issuance thereof to subscribe for or purchase Host REIT Common Stock for a period of not more than forty-five (45) days after the date of issuance thereof, in either case at an exercise price per share of Host REIT Common Stock less than the Closing Sale Price of Host REIT Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x (OS0 + X)/(OS0 + Y)

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 = the new Exchange Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0 = the number of shares of Host REIT Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X = the total number of shares of Host REIT Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Host REIT Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Prices of Host REIT Common Stock for the ten (10) consecutive Trading Days ending on the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this paragraph (b), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase Host REIT Common Stock at less than the applicable Closing Sale Price of Host REIT Common Stock, and in determining the aggregate exercise or exchange price payable for such Host REIT Common Stock, there shall be taken into account any consideration received by Host REIT for such rights, warrants or options and any amount payable on exercise or exchange thereof, with the value of such consideration, if other than cash, to be determined by Host REIT’s Board of Directors. If any right, warrant or option described in this paragraph (b) is not exercised or exchanged prior to the expiration of the exerciseability or exchangeability thereof, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such right, warrant or option had not been so issued.

(c) If Host REIT distributes capital stock, evidences of indebtedness or other assets or property of Host REIT to all or substantially all holders of Host REIT Common Stock, excluding:

(i) dividends, distributions, rights, warrants or options referred to in paragraph (a) or (b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs described below in this paragraph (c),

then the Exchange Rate will be adjusted based on the following formula:

ER 1 = ER0 x SP0/(SP0 - FMV)

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 = the new Exchange Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Host REIT Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Host REIT Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Host REIT Common Stock on the earlier of the record date or the Ex-Dividend Date for such distribution;

provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of Host REIT is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Exchangeable Debentures shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of Host REIT are distributed to holders of Host REIT Common Stock, for each Exchangeable Debenture, the amount of shares of capital stock, evidences of indebtedness or other assets or property of Host REIT such holder of Exchangeable Debentures would have received had such holder of Exchangeable Debentures owned a number of shares of Host REIT Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect on the Ex-Dividend Date for such distribution, and the aggregate principal amount of Exchangeable Debentures held by such Holder and the denominator of which is one thousand dollars ($1,000).

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the Ex-Dividend Date for such distribution.

If Host REIT distributes to all or substantially all holders of Host REIT Common Stock capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of Host REIT (a “Spin-Off”), the Exchange Rate in effect immediately before the tenth Trading Day from and including the effective date of the Spin-Off will be adjusted based on the following formula:

ER1 = ER0 x (FMV0 + MP0)/MP0

where

ER0 = the Exchange Rate in effect immediately prior to the tenth Trading Day from, and including, the effective date of the Spin-Off;

ER1 = the new Exchange Rate immediately after the tenth Trading Day from, and including, the effective date of the Spin-Off;

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Host REIT Common Stock applicable to one share of Host REIT Common Stock over the first ten (10) consecutive Trading Days after the effective date of the Spin-Off; and

MP0 = the average of the Closing Sale Prices of Host REIT Common Stock over the first ten (10) consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph will occur on the tenth Trading Day from and including the effective date of the Spin-Off; provided that in respect of any exchange within the ten (10) Trading Days following the effective date of any Spin-Off, references within this paragraph (c) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Exchange Date in determining the Applicable Exchange Rate.

If any such dividend or distribution described in this paragraph (c) is declared but not paid or made, the new Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If Host REIT makes any cash dividend or distribution to all or substantially all holders of outstanding Host REIT Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of Host REIT) during any calendar quarter, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x SP0 /(SP0 - C)

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 = the new Exchange Rate immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Sale Prices of Host REIT Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the day prior to the Ex-Dividend Date for such distribution; and

C = the aggregate amount in cash per share that Host REIT distributes to holders of Host REIT Common Stock in a calendar quarter;

provided that if “C” with respect to any such cash dividend or distribution is equal to or greater than “SP0” with respect to any such cash dividend or distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Exchangeable Debentures shall have the right to receive on the date such cash is distributed to holders of Host REIT Common Stock, for each Exchangeable Debenture, the amount of cash such holder of Exchangeable Debentures would have received had such holder of Exchangeable Debentures owned a number of shares of Host REIT Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect on the Ex-Dividend Date for such dividend or distribution, and the aggregate principal amount of Exchangeable Debentures held by such Holder and the denominator of which is one thousand dollars ($1,000).

Notwithstanding the foregoing, the Exchange Rate will only be adjusted for that portion of the adjustment required by this paragraph (d) for which no adjustment to the Exchange Rate has yet been made.

An adjustment to the Exchange Rate made pursuant to this paragraph (d) shall become effective on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

If Host REIT makes a dividend or distribution to all or substantially all holders of Host REIT Common Stock that allows holders to elect between cash and/or shares of Host REIT Common Stock, adjustments to the Exchange Rate shall be made pursuant to this paragraph (d) only, and shall be made as if the entire dividend amount declared by Host REIT is distributed in cash (notwithstanding the actual cash component of such distribution), and no further adjustments or readjustments shall be made with respect to such dividend or distribution.

(e) If Host REIT or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Host REIT Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Host REIT Common Stock exceeds the Closing Sale Price of a share of Host REIT Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where

ER0 = the Exchange Rate in effect at the close of business on the last Business Day of the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender offer or exchange offer expires;

ER1 = the new Exchange Rate in effect immediately following the last Business Day of the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by Host REIT’s Board of Directors) paid or payable for Host REIT Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Host REIT Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires;

OS1 = the number of shares of Host REIT Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares of Host REIT Common Stock pursuant to such tender offer or exchange offer); and

SP1 = the average of the Closing Sales Prices of Host REIT Common Stock for the ten (10) consecutive Trading Day next succeeding the date such tender offer or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made.

Any adjustment to the Exchange Rate made pursuant to this paragraph (e) will occur on the tenth Trading Day from and including the Trading Day next succeeding the Effective Date of the tender offer or exchange offer; provided that in respect of any exchange within the ten (10) Trading Days following the Trading Day next succeeding the Effective Date of the tender offer or exchange offer, references within this paragraph (e) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between Trading Day next succeeding the Effective Date of such tender offer or exchange offer and the exchange date in determining the Applicable Exchange Rate. If Host REIT or one of its Subsidiaries is obligated to purchase Host REIT Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Exchange Rate shall be readjusted to be the Exchange Rate that would be in effect if such tender offer or exchange offer had not been made.

Notwithstanding the foregoing, if any adjustment to the Exchange Rate described in clauses (a) to (e) above becomes effective on any Ex-Dividend Date or Effective Date and a Holder that has exchanged its Exchangeable Debentures would (1) receive shares of Host REIT Common Stock based on an adjusted Exchange Rate and (2) be a record holder of such shares of Host REIT Common Stock on the record date for the dividend, distribution or other event giving rise to the adjustment, then, in lieu of receiving shares of Host REIT Common Stock at such an adjusted Exchange Rate, such Holder shall receive a number of shares of Host REIT Common Stock based on an unadjusted Exchange Rate and will participate in the related dividend, distribution or other event giving rise to the adjustment.

(f) If Host REIT has in effect a stockholder’s rights plan while any Exchangeable Debentures remain outstanding, Holders of Exchangeable Debentures will receive, upon an exchange of Exchangeable Debentures in respect of which the Company elects to deliver any shares of Host REIT Common Stock, in addition to such shares of Host REIT Common Stock, rights under Host REIT’s stockholder rights plan unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from Host REIT Common Stock. If the rights provided for in the stockholder’s rights plan adopted by Host REIT have separated from Host REIT Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders of Exchangeable Debentures would not be entitled to receive any rights in respect of any shares of Host REIT Common Stock, if any, that the Company elects to deliver upon an exchange of Exchangeable Debentures, the Exchange Rate will be adjusted at the time of separation as if Host REIT had distributed, to all holders of Host REIT Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(g) Notwithstanding anything in this Section 6.05, in no event will the Exchange Rate exceed two hundred and fifty (250) shares of Host REIT Common Stock per $1,000 principle amount of Exchangeable Debentures (the “Maximum Exchange Rate”), other than as a result of proportional adjustments to the Exchange Rate, pursuant to clauses (a), (b) and (c) above.

(h) In addition to the adjustments pursuant to paragraphs (a) through (e) above, the Company may increase the Exchange Rate in order to avoid or diminish any income tax to holders of Host REIT Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire Host REIT Common Stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Exchange Rate by any amount for any period if the Company has determined that such increase would be in the best interests of the Company or Host REIT. If the Company makes such determination, it will be conclusive and the Company will mail to Holders of the Exchangeable Debentures a notice of the increased Exchange Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Exchange Rate takes effect in accordance with applicable law.

(i) The Company shall not make any adjustment to the Exchange Rate if Holders of the Exchangeable Debentures participate in the dividend, distribution or transaction that would otherwise result in an adjustment to the Exchange Rate at the same time as holders of Host REIT Common Stock and as if such Holders of Exchangeable Debentures owned a number of shares of Host REIT Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect on the Ex-Dividend Date or effective date for the relevant dividend, distribution or transaction, and the aggregate principal amount of Exchangeable Debentures held by such Holder and the denominator of which is one thousand dollars ($1,000).

(j) In addition to the other events set forth herein on account of which no adjustment to the Exchange Rate shall be made, the Applicable Exchange Rate shall not be adjusted for:

(i) the issuance of any Host REIT Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company or those of Host REIT and the investment of additional optional amounts in Host REIT Common Stock under any plan;

(ii) the issuance of any Host REIT Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Company or Host REIT;

(iii) the issuance of any Host REIT Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or exchangeable security outstanding as of the date the Exchangeable Debentures were first issued;

(iv) a change in the par value of Host REIT Common Stock;

(v) accumulated and unpaid dividends or distributions;

(vi) as a result of a tender offer solely to holders of fewer than one hundred (100) shares of Host REIT Common Stock; and

(vii) the issuance of OP Units by the Company and the issuance of Host REIT Common Stock or the payment of cash upon redemption thereof.

(k) No adjustment in the Exchange Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Exchange Rate. If the adjustment is not made because the adjustment does not change the Exchange Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, the Company will make any unmade adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) on the date that the Exchangeable Debentures are called for redemption and (ii) on each date thereafter and at maturity of the Exchangeable Debentures.

(l) Whenever the Exchange Rate is adjusted as herein provided, Host REIT or the Company shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, Host REIT or the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holders of the Exchangeable Debentures within twenty (20) Business Days of the Effective Date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 6.05, the number of shares of Host REIT Common Stock at any time outstanding shall not include shares held in the treasury of Host REIT but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Host REIT Common Stock.

(n) If any of the following events occur, namely (i) any reclassification or change of the outstanding Host REIT Common Stock (other than a subdivision or combination to which Section 6.05(a) applies), (ii) any consolidation, merger or combination of Host REIT with another Person, or a binding share exchange in respect of all of the outstanding Host REIT Common Stock as a result of which holders of Host REIT Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Host REIT Common Stock or (iii) any sale or conveyance of all or substantially all of the properties and assets of Host REIT to any other Person as a result of which holders of Host REIT Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Host REIT Common Stock, then Host REIT or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.05. Host REIT shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures within twenty (20) Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The provisions of this paragraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If the provisions of this paragraph apply to any event or occurrence, then the provisions of Sections 6.05(a) through (n) shall not apply.

Section 6.06 Taxes on Shares Issued. The issue of stock certificates if any, on exchange of Exchangeable Debentures shall be made without charge to the exchanging Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Exchangeable Debenture exchanged, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 6.07 [Intentionally Left Blank]

Section 6.08 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any holder of Exchangeable Debentures to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Host REIT Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the exchange of any Exchangeable Debenture; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Host REIT Common Stock or stock certificates or other securities or property or cash upon the surrender of any Exchangeable Debenture for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 6. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 6.05 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders upon the exchange of their Exchangeable Debentures after any event referred to in such Section 6.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1 of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee shall not at any time be under any duty or responsibility to any holder of Exchangeable Debentures to determine the accuracy of the method employed in calculating the Trading Price or whether any facts exist which may require any adjustment of the Trading Price.

Section 6.09 Notice to Holders Prior to Certain Actions. In case:

(a) Host REIT shall declare a dividend (or any other distribution) on Host REIT Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 6.05; or

(b) Host REIT shall authorize the granting to the holders of all or substantially all of Host REIT Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of Host REIT Common Stock (other than a subdivision or combination of its outstanding Host REIT Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Company or Host REIT is a party and for which approval of any stockholders of Host REIT is required, or of the sale or transfer of all or substantially all of the assets of Host REIT; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of Host REIT;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Exchangeable Debentures at its address appearing on the Exchangeable Debenture Register provided for in Section 2.4 of the Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Host REIT Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Host REIT Common Stock of record shall be entitled to exchange their Host REIT Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 6.10 Settlement upon Exchange. (a) Upon any exchange of any Exchangeable Debenture, the Company shall deliver to exchanging Holders, in respect of each $1,000 principal amount of Exchangeable Debentures being exchanged, at the Company’s election, in full satisfaction of the Company’s Exchange Obligation, (1) shares of Host REIT Common Stock, together with cash in lieu of fractional shares, if any (a “Physical Settlement”), (2) a cash payment without any delivery of shares of Host REIT Common Stock (a “Cash Settlement”) or (3) a combination of cash and shares of Host REIT Common Stock, together with cash in lieu of fractional shares, if any (a “Combination Settlement”), in each case, as set forth below (the amounts so deliverable upon exchange of the Exchangeable Debentures, the “Exchange Obligation”):

For exchanges:

(i) that occur prior to the date that is 15 Business Days prior to the Maturity Date, by the close of business on the Business Day following the Exchange Date, the Company shall notify exchanging Holders of the relevant Settlement Method and, if the Company elects a Combination Settlement, the dollar amount of the Exchange Obligation (the “Specified Dollar Amount”) that will be settled in cash;

(ii) that occur on or after the date that is 15 Business Days prior to the Maturity Date, the Company shall notify all Holders of the relevant Settlement Method and, if applicable, the related Specified Dollar Amount, by notice on or prior to the date that is 15 Business Days prior to the Maturity Date (which shall apply to all exchanges on or following the date that is 15 Business Days prior to the Maturity Date).

If the Company does not specify a Settlement Method as set forth above, then Combination Settlement shall apply, and the related Specified Dollar Amount used in the settlement calculation set forth in paragraph (d) below will be $1,000. Any such notice of a Settlement Method may not be revoked.

(b) If the Company has elected a Physical Settlement with respect to any Exchangeable Debentures tendered for exchange, the Company shall deliver, for each $1,000 principal amount of Exchangeable Debentures, a number of shares of Host REIT Common Stock equal to the Exchange Rate, together with cash in lieu of fractional shares, on the third Business Day following the Exchange Date.

(c) If the Company has elected a Cash Settlement with respect to any Exchangeable Debentures tendered for exchange, the Company shall deliver, for each $1,000 principal amount of Exchangeable Debentures, a cash payment equal to the sum of the Daily Exchange Values for each Trading Day during the relevant Applicable Exchange Period. The Company shall make such payment on the third Business Day following the last day of the Applicable Exchange Period.

(d) If the Company has elected or is deemed to have elected a Combination Settlement with respect to any Exchangeable Debentures tendered for exchange, the Company shall deliver, for each $1,000 principal amount of Exchangeable Debentures, the sum of the Daily Settlement Amounts for each Trading Day during the relevant Applicable Exchange Period.

The “Daily Settlement Amount” for each Trading Day during the Applicable Exchange Period shall consist of:

(i) cash in an amount equal to the lesser of (i) 1/10 of the Specified Dollar Amount specified by the Company in the notice regarding the chosen Settlement Method (the “Daily Specified Dollar Amount”) and (ii) the Daily Exchange Value on such Trading Day; and

(ii) if the Daily Exchange Value on such Trading Day exceeds the Daily Specified Dollar Amount, a number of shares of Host REIT Common Stock (together with cash in lieu of any fractional shares) equal to (i) the difference between such Daily Exchange Value and the Daily Specified Dollar Amount, divided by (ii) the Daily VWAP on such Trading Day.

The Company shall deliver such cash and shares of Host REIT Common Stock on the third Business Day following the last day of the Applicable Exchange Period.

(e) Upon exchange of any Exchangeable Debentures, Holders shall not receive any separate cash payment for accrued and unpaid interest, except to the extent specified below. The Company’s delivery to the Holder of Host REIT Common Stock, cash or a combination of cash and Host REIT Common Stock, as applicable, together with any cash payment for any fractional share of Host REIT Common Stock, into which a Exchangeable Debenture is exchangeable shall be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Exchangeable Debentures so exchanged and (ii) accrued and unpaid interest to, but not including, the Exchange Date. As a result, accrued and unpaid interest to, but not including, the Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Exchangeable Debentures surrendered for exchange during the period from the close of business on any Record Date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the Exchangeable Debentures so exchanged; provided that no such payment need be made (i) for exchanges following the Record Date immediately preceding the Maturity Date, (ii) if the Company has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Exchangeable Debenture.

(f) The Company shall not issue fractional shares of Host REIT Common Stock upon exchange of Exchangeable Debentures. If multiple Exchangeable Debentures shall be surrendered for exchange at one time by the same Holder, the number of full shares of Host REIT Common Stock which shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Exchangeable Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Host REIT Common Stock would be issuable upon the exchange of any Exchangeable Debentures, the Company shall make payment therefor in cash in lieu of fractional shares of Host REIT Common Stock based on:

(i) if Physical Settlement applies, on the last reported sale price of Host REIT Common Stock on the relevant Exchange Date, and

(ii) if Combination Settlement applies, the Daily VWAP of Host REIT Common Stock on the final Trading Day of the Applicable Exchange Period.

(g) Solely for purposes of determining the payments and deliveries due upon exchange under this Section 6.10 and for purposes of the definitions of “Applicable Exchange Period,” “Daily Exchange Value,” “Daily VWAP” and “Scheduled Trading Day,”

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in Host REIT Common Stock generally occurs on the New York Stock Exchange or, if Host REIT Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which Host REIT Common Stock is then listed or, if Host REIT Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which Host REIT Common Stock is then traded. If Host REIT Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a Business Day.

Section 6.11 Exchange Rate Adjustment After Certain Change in Control Transactions.

(a) Subject to the provisions hereof, if a Holder elects to exchange its Exchangeable Debentures following the occurrence of the Effective Date of a Change in Control described in clause (i) or (ii) of the definition of Change in Control that occurs prior to

October 15, 2015, the Company will increase the Applicable Exchange Rate for the Debentures so surrendered for exchange by a number of additional shares of Host REIT Common Stock (the “Additional Change in Control Shares”) as specified below; provided that the Additional Change in Control Shares will only be payable as set forth below. An exchange of Exchangeable Debentures will be deemed for these purposes to be “in connection with” such a Change in Control if the Exchange Notice is received by the Exchange Agent on or after the date that is fifteen (15) Business Days prior to the anticipated Effective Date of the Change in Control or on or prior to the related Repurchase Date corresponding to such event or, if there is no such Designated Event Repurchase Date, the fifth Business Day following the Effective Date of the Change in Control.

(b) The number of Additional Change in Control Shares will be determined by reference to the table in paragraph (e) below and is based on the date on which the relevant Change in Control transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Host REIT Common Stock in such transaction. If the holders of Host REIT Common Stock receive only cash in the relevant Change in Control transaction, the Stock Price will equal the cash amount paid per share of Host REIT Common Stock. In all other cases, the Stock Price will equal the average of the Closing Sale Prices of Host REIT Common Stock on the ten (10) consecutive Trading Days up to but excluding the Effective Date.

(c) The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Exchange Rate of the Exchangeable Debentures is adjusted pursuant to Section 6.05. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

(d) The number of Additional Change in Control Shares will be adjusted in the same manner and for the same events as the Exchange Rate is adjusted pursuant to Section 6.05.

(e) The following table sets forth the Stock Price and number of Additional Change in Control Shares issuable per $1,000 principal amount of Exchangeable Debentures:

Stock Price

Effective Date	$10.75	$12.00	$14.00	$16.00	$18.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00
December 22, 2009	22.0131	17.4803	12.5452	9.3622	7.2165	5.7113	3.4728	2.2941	1.5890	1.1278	0.5763	0.2779	0.1122	0.0257
October 15, 2010	22.0131	17.5081	12.2943	8.9899	6.8029	5.3017	3.1378	2.0437	1.4060	0.9943	0.5048	0.2396	0.0919	0.0141
October 15, 2011	22.0131	17.4551	11.8324	8.3591	6.1315	4.6505	2.6278	1.6748	1.1430	0.8065	0.4071	0.1887	0.0663	0.0046
October 15, 2012	22.0131	17.1640	11.0596	7.4144	5.1780	3.7642	1.9840	1.2328	0.8392	0.5947	0.3007	0.1353	0.0414	0.0000
October 15, 2013	22.0131	16.3684	9.7058	5.9334	3.7849	2.5430	1.1957	0.7301	0.5055	0.3647	0.1859	0.0791	0.0164	0.0000
October 15, 2014	22.0131	14.4235	7.1021	3.4215	1.6889	0.9074	0.3501	0.2303	0.1693	0.1255	0.0644	0.0237	0.0000	0.0000
October 15, 2015	22.0131	12.3194	0.4557	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f) If the exact Stock Price and Effective Date are not set forth on the table above, then:

(i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Change in Control Shares will be determined by a straight-line interpolation between the number of Additional Change in Control Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is in excess of $80.00 per share of Host REIT Common Stock (the “Make Whole Cap”) no Additional Change in Control Shares will be issued upon exchange; and

(iii) if the Stock Price is less than $10.75 per share of Host REIT Common Stock (the “Make Whole Floor”) no Additional Change in Control Shares will be issued upon exchange.

Notwithstanding the foregoing, in no event will the total number of shares of Host REIT Common Stock issuable upon exchange exceed 93.0232 per $1,000 principal amount of Exchangeable Debentures, subject to adjustment in the same manner as the Exchange Rate as set forth in Section 6.05.

The Make Whole Cap and Make Whole Floor shall be adjusted as of any date on which the Exchange Rate of the Exchangeable Debentures is adjusted pursuant to Section 6.05. The adjusted Make Whole Cap or Make Whole Floor, as the case may be, shall equal the Make Whole Cap or Make Whole Floor, as the case may be, applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

Section 6.12 Ownership Limit. (a) Notwithstanding any other provision of the Exchangeable Debentures, no Holders of Exchangeable Debentures shall be entitled to receive shares of Host REIT Common Stock upon an exchange of Exchangeable Debentures to the extent that receipt of such shares would cause such Holder (together with such Holder’s Affiliates) to exceed the ownership limit contained in the Charter of Host REIT.

(b) At the Maturity Date or upon earlier redemption or repurchase of the Exchangeable Debentures or at any other time a payment is made with respect to the Exchangeable Debentures, and as otherwise required by law, the Company may deduct and withhold from the amount otherwise deliverable to the Holder, and pay over to the applicable governmental authority, the amount required to be deducted and withheld under applicable law, and any amount so deducted, withheld and paid over shall be deemed paid to such Holder for all purposes of this Indenture.

Section 6.13 Calculation in Respect of Debentures. Except as otherwise specifically stated herein or in the Exchangeable Debentures, all calculations to be made in respect of the Exchangeable Debentures shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Exchangeable Debentures shall be made in good faith and be final and binding on the Exchangeable Debentures and the Holders of the Exchangeable Debentures absent manifest error. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Exchangeable Debentures upon request.

ARTICLE 7

Section 7.01 For purposes of the Exchangeable Debentures, Section 2.7 of the Indenture is hereby supplemented with, and where inconsistent replaced by, the following provisions:

(a) Exchange and Registration of Transfer of Exchangeable Debentures; Restrictions on Transfer. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company herein sometimes collectively referred to as the “Exchangeable Debenture Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Exchangeable Debentures and of transfers of Exchangeable Debentures. The Exchangeable Debenture Register shall be in written form or in any form capable of being exchanged into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Exchangeable Debenture Registrar” for the purpose of registering Exchangeable Debentures and transfers of Exchangeable Debentures as herein provided.

Upon surrender for registration of transfer of any Exchangeable Debenture to the Exchangeable Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Exchangeable Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Thirty-Second Supplemental Indenture.

Exchangeable Debentures may be exchanged for other Exchangeable Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Exchangeable Debentures to be exchanged at any such office or agency maintained by the Company. Whenever any Exchangeable Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Exchangeable Debentures which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Exchangeable Debentures issued upon any registration of transfer or exchange of Exchangeable Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Thirty-Second Supplemental Indenture, as the Exchangeable Debentures surrendered upon such registration of transfer or exchange.

All Exchangeable Debentures presented or surrendered for registration of transfer or for exchange, redemption, or repurchase shall (if so required by the Company or the Exchangeable Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Exchangeable Debentures shall be duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Exchangeable Debentures, but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Exchangeable Debentures.

In the event of any redemption in part, the Company shall not be required to: (i) issue or register the transfer or exchange of any Exchangeable Debenture during a period beginning at the opening of business 15 days before any selection of Exchangeable Debentures for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Exchangeable Debentures to be so redeemed, or (ii) register the transfer or exchange of any Exchangeable Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any Exchangeable Debenture being redeemed in part.

(b) The following provisions shall apply only to Global Debentures:

(i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depository or a nominee thereof and delivered to such Depository or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Exchangeable Debenture for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Exchangeable Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depository or a nominee thereof unless (1) the Depository (x) has notified the Company that it is unwilling or unable to continue as Depository for such Global Debenture or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depository has not been appointed by the Company within ninety (90) calendar days, (2) an Event of Default has occurred and is continuing or (3) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Exchangeable Debentures represented by Global Debentures. Any Global Debenture exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part and any Global Debenture exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the Company. Any Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided that any such Exchangeable Debenture so issued that is registered in the name of a Person other than the Depository or a nominee thereof shall not be a Global Debenture.

(iii) Exchangeable Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depository to the Trustee, as Exchangeable Debenture Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depository or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Exchangeable Debenture issuable on such exchange to or upon the written order of the Depository or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Exchangeable Debentures in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depository (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Thirty-Second Supplemental Indenture with respect to any Global Debenture registered in the name of the Depository or any nominee thereof, and the Depository or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or such nominee, as the case may be, or impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Exchangeable Debenture.

(vi) At such time as all interests in a Global Debenture have been redeemed, repurchased, exchanged, or canceled for Exchangeable Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, exchanged, or canceled for Exchangeable Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c) Every Exchangeable Debenture (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 7.01(c) to bear the legend set forth in this Section 7.01(c) (the “Restricted Debentures Legend”), and any Host REIT Common Stock that bears or is required under this Section 7.01(c) to bear the Host REIT Common Stock legend set forth in this Section 7.01(c) (the “Common Stock Legend”) (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Security, by such Exchangeable Debenture Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 7.01(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the Maturity Date for the Debentures any certificate evidencing a Restricted Security shall bear a legend in substantially the following form, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

“THIS DEBENTURE (OR ITS PREDECESSOR) AND ANY COMMON STOCK ISSUABLE UPON THE EXCHANGE OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS NOT AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HOST HOTELS & RESORTS, L.P. OR ANY OF THE GUARANTORS, AND (B) IT IS A “QUALIFIED INSTITUTIONAL

BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) AND IS PURCHASING THIS DEBENTURE FOR ITS OWN ACCOUNT OR AN ACCOUNT OF ANOTHER QIB OVER WHICH IT EXERCISES SOLE INVESTMENT DISCRETION;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO HOST HOTELS & RESORTS, L.P. OR ANY GUARANTOR WHOLLY OWNED BY HOST HOTELS & RESORTS, L.P. OR ANY OF THEIR RESPECTIVE WHOLLY OWNED SUBSIDIARIES, (B) TO A PERSON WHO IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

THE HOST REIT COMMON STOCK ISSUABLE UPON EXCHANGE OF THE DEBENTURES IS SUBJECT TO CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER. HOST HOTELS & RESORTS, L.P. WILL FURNISH A FULL STATEMENT ABOUT THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP OF THE HOST REIT COMMON STOCK TO ANY HOLDER ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MAY BE MADE TO THE HOST REIT CORPORATE SECRETARY AT HOST REIT’S PRINCIPAL OFFICE.

THIS DEBENTURE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXCHANGE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THE DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.”

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing any stock certificate representing shares of Host REIT Common Stock issued upon exchange of any Exchangeable Debenture, shall bear a Common Stock Legend unless such Host REIT Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

“THIS COMMON STOCK CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS NOT AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HOST REIT, HOST HOTELS & RESORTS, L.P. OR ANY OF THE GUARANTORS, AND (B) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) AND IS PURCHASING THIS COMMON STOCK FOR ITS OWN ACCOUNT OR AN ACCOUNT OF ANOTHER QIB OVER WHICH IT EXERCISES SOLE INVESTMENT DISCRETION;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS COMMON STOCK CERTIFICATE EXCEPT (A) TO A PERSON WHO IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS COMMON STOCK CERTIFICATE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

THIS COMMON STOCK CERTIFICATE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS COMMON STOCK CERTIFICATE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS COMMON STOCK CERTIFICATE SHALL BE DEEMED BY THE ACCEPTANCE OF THIS COMMON STOCK CERTIFICATE TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.”

Any such shares of Host REIT Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Host REIT Common Stock for exchange in accordance with the procedures of the transfer agent for the Host REIT Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Host REIT Common Stock, which shall not bear the Common Stock Legend required by this Section 7.01(c).

(d) By its acceptance of any Exchangeable Debenture bearing the Restricted Debentures Legend, each Holder of such Exchangeable Debenture acknowledges the restrictions on transfer of such Exchangeable Debenture set forth in this Thirty-Second Supplemental Indenture and in the Restricted Debentures Legend and agrees that it will transfer such Exchangeable Debenture only as provided in this Thirty-Second Supplemental Indenture and as permitted by applicable law.

(e) Any Restricted Securities purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Exchangeable Debentures or Host REIT Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(f) Global Debenture Legend. To the extent required by the Depository, each Global Debenture shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 7.01 OF THE THIRTY-SECOND SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 7.01(a) OF THE THIRTY-SECOND SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

(g) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Exchangeable Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Exchangeable Debentures. All notices and communications to be given to the Holders and all payments to be made to Holders under the Exchangeable Debentures shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depository subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Thirty-Second Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Exchangeable Debenture (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Thirty-Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Certificated Exchangeable Debentures or a particular Global Debenture has been redeemed, repurchased or cancelled in whole and not in part, each such Global Debenture shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Certificated Exchangeable Debentures, the principal amount of Exchangeable Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

ARTICLE 8

Section 8.01 Events of Default. (a) For purposes of the Exchangeable Debentures, Section 6.1(c) of the Indenture shall be amended to read:

“(c) the failure by the Company or any Subsidiary Guarantors to observe or perform any other covenant or agreement contained in the Exchangeable Debentures or the

Indenture with respect to the Exchangeable Debentures and the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Exchangeable Debentures;”.

(b) For purposes of the Exchangeable Debentures, Section 6.1(d) of the Indenture shall be amended to read:

“(d) a default in (I) Secured Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (II) other Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $100 million, in either case, (a) resulting from the failure to pay principal or interest, when due (after giving effect to any applicable extensions or grace or cure periods) or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity;”.

(c) For purposes of the Exchangeable Debentures, Section 6.1 of the Indenture is hereby supplemented by adding the following:

“(i) the failure by the Company to deliver cash, Host REIT Common Stock, or a combination of cash and Host REIT Common Stock within fifteen (15) days after the due date upon an exchange of Exchangeable Debentures, together with any cash due in lieu of fractional shares;

“(j) the failure by the Company to comply in all material respects with its notice obligations set forth in Sections 5.01, 5.03 and 6.01(a)(iv).”

(d) The Event of Default set forth in Section 6.1(e) of the Indenture shall not be applicable to the Exchangeable Debentures.

ARTICLE 9

Section 9.01 Amendments and Supplements. (a) For purposes of the Exchangeable Debentures, Section 9.1 of the Indenture is hereby amended by replacing subsection (a) with the following:

“(a) to cure any ambiguity, omission, defect or inconsistency, or correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision; provided that such modification will not adversely affect the interests of the holders of the Debentures.”

(b) For purposes of the Exchangeable Debentures, Section 9.1 of the Indenture is hereby supplemented by:

(i) adding the following:

“(k) to increase the Exchange Rate or reduce the Exchange Price; provided that the increase or reduction, as the case may be, is in accordance with the Thirty-Second Supplemental Indenture and the Indenture or will not adversely affect the interest of the Holders of the Exchangeable Debentures;

(l) to add events of default with respect to the Exchangeable Debentures; and

(m) to add circumstances under which the Company shall pay Liquidated Damages on the Exchangeable Debentures.

(n) to provide for the assumption of our obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

(o) to add covenants that would benefit the holders of Debentures or to surrender any rights we have under the Indenture;

(p) to conform the provisions of the Thirty-Second Supplemental Indenture or the Exchangeable Debentures to the Description of Debentures section in the Offering Memorandum.”

(ii) replacing subsection (c) with the following:

“(c) to provide for uncertificated Exchangeable Debentures in addition to or in place of certificated Exchangeable Debentures or to provide for bearer Exchangeable Debentures;”

(c) For purposes of the Exchangeable Debentures, Section 9.3 of the Indenture is hereby supplemented by:

(i) adding the following:

“(j) alter the provisions relating to the Holders’ rights upon a Change in Control in a manner adverse to the Holders of the Exchangeable Debentures, including the Company’s obligations to repurchase the Exchangeable Debentures upon a Change in Control;

(k) reduce the redemption price or Repurchase Price of the Exchangeable Debentures or change the time at which the Exchangeable Debentures may or must be redeemed or repurchased;

(l) make payments on the Exchangeable Debentures in currency other than as originally stated in the Exchangeable Debentures; and

(m) adversely affect the Holders’ rights contained in Articles 5 and 6 of the Thirty-Second Supplemental Indenture.”

(ii) replacing subsection (a) through (c) with the following:

“(a) reduce the rate of accrual of interest or change the time for payment of interest on the Exchangeable Debentures;

(b) reduce the issue price, the principal amount of the Debentures or change their final stated Maturity Date;

(c) [intentionally omitted]”

ARTICLE 10

Section 10.01 Except as specifically modified herein, the Indenture is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

Section 10.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed or shall be construed to be assumed by the Trustee by reason of this Thirty-Second Supplemental Indenture. This Thirty-Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect to this Thirty-Second Supplemental Indenture.

Section 10.03 The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

Section 10.04 THIS THIRTY-SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE

AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

Section 10.05 The parties may sign any number of copies of this Thirty-Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 10.06 All capitalized terms used in this Thirty-Second Supplemental Indenture which are not otherwise defined herein, shall have the respective meanings specified in the Indenture, unless the context otherwise requires.

Section 10.07 The Exchangeable Debentures may be issued in whole or in part in the form of one or more Global Debentures, registered in the name of Cede & Co., as nominee of “DTC”. For so long as the Debentures are in Book-Entry Form, all notices, reports and other documents to the Holders shall be delivered through the facilities of DTC by the Trustee.

IN WITNESS WHEREOF, the parties to this Thirty-Second Supplemental Indenture have caused this Thirty-Second Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY

HOST HOTELS & RESORTS, L.P., a Delaware limited
partnership

BY:	HOST HOTELS & RESORTS, INC., its general partner

By:	/s/ Larry K. Harvey
Name:	Larry K. Harvey
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

HOST REIT

HOST HOTELS & RESORTS, INC.

By:	/s/ Larry K. Harvey
Name:	Larry K. Harvey
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS

AIRPORT HOTELS LLC,
HOST OF BOSTON, LTD.,
BY: AIRPORT HOTELS LLC,
HOST OF HOUSTON LTD.,
BY: AIRPORT HOTELS LLC
HOST OF HOUSTON 1979,
BY: AIRPORT HOTELS LLC
BY: HOST OF HOUSTON, LTD.
BY: AIRPORT HOTELS LLC
HMC RETIREMENT PROPERTIES, L.P.,
BY: DURBIN LLC
HMH MARINA LLC, HMC ATLANTA LLC, HMC BCR HOLDINGS LLC, HMC BURLINGAME LLC,

Signature Page for Indenture

HMC CAPITAL RESOURCES LLC, HOST PARK RIDGE LLC, HMC SUITES LLC, HMC SUITES LIMITED PARTNERSHIP,
BY: HMC SUITES LLC,
WELLSFORD-PARK RIDGE HMC HOTEL LIMITED PARTNERSHIP,
BY: HOST PARK RIDGE LLC,
YBG ASSOCIATES LLC, HMC CHICAGO LLC, HMC DESERT LLC, HMC DIVERSIFIED LLC, HMC EAST SIDE LLC, EAST SIDE HOTEL ASSOCIATES, L.P.
BY: HMC EAST SIDE LLC
HMC EAST SIDE II LLC, HMC GRAND LLC, HMC HANOVER LLC, HMC HOTEL DEVELOPMENT LLC, HMC MANHATTAN BEACH LLC, HMC MARKET STREET LLC, NEW MARKET STREET LP,
BY: HMC MARKET STREET LLC
HMC GEORGIA LLC, HMC MEXPARK LLC, HMC POLANCO LLC, HMC NGL LLC, HMC OLS I L.P.,
BY: HMC OLS I LLC
HMC PLP LLC, CHESAPEAKE HOTEL LIMITED PARTNERSHIP,
BY: HMC PLP LLC

HMC POTOMAC LLC,

HMC PROPERTIES I LLC,

HMC SBM TWO LLC,

HMC SEATTLE LLC,

HMC SFO LLC,

HMC SWISS HOLDINGS LLC,

HMH GENERAL PARTNER HOLDINGS LLC,

HMH PENTAGON LLC,

HMH RESTAURANTS LLC,

HMH RIVERS LLC,

HMH RIVERS, L.P.,

BY: HMH RIVERS LLC
HMH WTC LLC, HOST LA JOLLA LLC,

Signature Page for Indenture

CITY CENTER HOTEL LIMITED PARTNERSHIP,
BY: HOST LA JOLLA LLC
TIMES SQUARE LLC,
IVY STREET LLC,
MARKET STREET HOST LLC,
PHILADELPHIA AIRPORT HOTEL LLC,
PM FINANCIAL LLC,
PM FINANCIAL LP,
BY: PM FINANCIAL LLC
HMC PROPERTY LEASING LLC,
HMC HOST RESTAURANTS LLC,
S.D. HOTELS LLC,
TIMES SQUARE GP LLC,
DURBIN LLC,
HMC HT LLC,
HMC OLS I LLC,
HMC OLS II L.P.,
BY: HMC OLS I LLC
HMC/INTERSTATE MANHATTAN BEACH, L.P.,
BY: HMC MANHATTAN BEACH LLC
AMELIATEL,
BY: HMC AMELIA I LLC,
BY: HMC AMELIA II LLC,
HMC AMELIA I LLC,
HMC AMELIA II LLC,
ROCKLEDGE HOTEL LLC,
HMC COPLEY LLC,
HMC HEADHOUSE FUNDING LLC,
IVY STREET HOPEWELL LLC,
HMC DIVERSIFIED AMERICAN HOTELS, L.P.,
BY: HMC DIVERSIFIED LLC,
POTOMAC HOTEL LIMITED PARTNERSHIP,
BY: HMC POTOMAC LLC
HMC AP GP LLC,
HMC AP LP,
BY: HMC AP GP LLC
HMC AP CANADA COMPANY,
HMC TORONTO AIRPORT GP LLC,
HMC TORONTO AIRPORT LP,
BY: HMC TORONTO AIRPORT GP LLC
HMC TORONTO EC GP LLC,
HMC TORONTO EC LP,
BY: HMC TORONTO EC GP LLC
HMC CHARLOTTE LLC,
HMC CHARLOTTE LP,
BY: HMC CHARLOTTE GP LLC

Signature Page for Indenture

HMC CHARLOTTE (CALGARY) COMPANY,
CALGARY CHARLOTTE PARTNERSHIP,
BY: HMC CHARLOTTE (CALGARY) COMPANY
BY: HMC GRACE (CALGARY) COMPANY
CALGARY CHARLOTTE HOLDINGS COMPANY,
HMC GRACE (CALGARY) COMPANY,
HMC MAUI LLC,
HMC KEA LANI LLC,
HMC CHICAGO LAKEFRONT LLC,
HMC LENOX LLC,
HMC O’HARE SUITES GROUND LLC
HMC TORONTO AIR COMPANY
HMC TORONTO EC COMPANY
HOST REALTY PARTNERSHIP, L.P.
BY: HST I LLC
HOST HOUSTON BRIAR OAKS, L.P.
BY: HOST REALTY PARTNERSHIP, L.P.
BY: HST I LLC
CINCINNATI PLAZA LLC
HOST CINCINNATI HOTEL LLC
HOST CINCINNATI II LLC
HOST FINANCING LLC
HOST FOURTH AVENUE LLC
HOST INDIANAPOLIS I LLC
HOST LOS ANGELES LLC
HOST MISSION HILLS, L.L.C.
HOST MISSION HILLS II LLC
HOST MISSION HILLS HOTEL LLC
HOST NEEDHAM HOTEL LLC
HOST NEEDHAM LLC
HOST NEEDHAM II LLC
HOST REALTY LLC
HOST REALTY COMPANY, LLC
HOST REALTY HOTEL LLC
HOST TUCSON LLC
HOST WALTHAM LLC
HOST WALTHAM II LLC
HOST WALTHAM HOTEL LLC
HST LT LLC
HST I LLC
SOUTH COAST HOST HOTEL LLC
STARLEX LLC
BRE/SWISS L.L.C.
HHR HARBOR BEACH LLC
HHR LAUDERDALE BEACH LIMITED PARTNERSHIP
BY: HHR HARBOR BEACH LLC

Signature Page for Indenture

HMC CAMBRIDGE LLC
HMC MCDOWELL MOUNTAINS LLC
HMC MCDOWELL LLC
HMC RESTON LLC
HOST ATLANTA PERIMETER GROUND LLC
HOST CAPITOL HILL LLC
HOST DALLAS QUORUM GROUND LLC
HOST INDIANAPOLIS HOTEL LLC
HOST INDIANAPOLIS HOTEL MEMBER LLC
HOST INDIANAPOLIS LLC
IHP HOLDINGS PARTNERSHIP LP
BY: HMH GENERAL PARTNER HOLDINGS LLC
HMC GATEWAY LP
BY: S.D. HOTELS LLC
HHR SINGER ISLAND LIMITED PARTNERSHIP
BY: HHR SINGER ISLAND GP LLC
HHR SINGER ISLAND GP LLC
PACIFIC GATEWAY, LTD.
BY: S.D. HOTELS LLC
HOST KIERLAND LLC

By:	/s/ Gregory J. Larson
Name:	Gregory J. Larson
Title:	Vice President

Signature Page for Indenture

TRUSTEE

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Cheryl L. Clarke
Name:	Cheryl L. Clarke
Title:	Vice President

Signature Page for Indenture

EXHIBIT A

[Face of Debenture]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 7.01 OF THE THIRTY-SECOND SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 7.01(a) OF THE THIRTY-SECOND SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS DEBENTURE (OR ITS PREDECESSOR) AND ANY COMMON STOCK ISSUABLE UPON THE EXCHANGE OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS NOT AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HOST HOTELS & RESORTS, L.P. OR ANY OF THE GUARANTORS, AND (B) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) AND IS PURCHASING THIS DEBENTURE FOR ITS OWN ACCOUNT OR AN ACCOUNT OF ANOTHER QIB OVER WHICH IT EXERCISES SOLE INVESTMENT DISCRETION;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO HOST HOTELS & RESORTS, L.P. OR ANY GUARANTOR WHOLLY OWNED BY HOST HOTELS & RESORTS, L.P. OR ANY OF THEIR RESPECTIVE WHOLLY OWNED SUBSIDIARIES, (B) TO A PERSON WHO IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

THE HOST REIT COMMON STOCK ISSUABLE UPON EXCHANGE OF THE DEBENTURES IS SUBJECT TO CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER. HOST HOTELS & RESORTS, L.P. WILL FURNISH A FULL STATEMENT ABOUT THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP OF THE HOST REIT COMMON STOCK TO ANY HOLDER ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MAY BE MADE TO THE HOST REIT CORPORATE SECRETARY AT HOST REIT’S PRINCIPAL OFFICE.

[1]	To be used only if the Exchangeable Debenture is issued as a Global Debenture.

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THIS DEBENTURE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXCHANGE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THE DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

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HOST HOTELS & RESORTS, L.P.

2.50% EXCHANGEABLE SENIOR DEBENTURES DUE OCTOBER 15, 2029

No.	CUSIP: 44107T AG1
$

Host Hotels & Resorts, L.P., a Delaware limited partnership (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of                      ($        ), on October 15, 2029 [or such greater or lesser amount as is indicated in the Schedule of Exchanges of Interests in the Global Security on the reverse of this Security]2. The Security is one of the 2.50% Exchangeable Senior Debentures due 2029 referred to in such Indenture.

Interest Payment Dates: January 15, April 15, July 15 and October 15.

Record Dates: December 31, March 31, June 30 and September 30.

Reference is made to the further provisions of this Debenture on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

2	This should be included only if the Security is issued in global form.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HOST HOTELS & RESORTS, L.P.
a Delaware limited partnership
By: Host Hotels & Resorts, Inc., its general partner

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON

By
Authorized Signatory

Dated:

Signature Page for Global Security

[Reverse of Debenture]

2.50% EXCHANGEABLE SENIOR DEBENTURES DUE OCTOBER 15, 2029

1. Interest.

This Debenture shall bear interest at a rate of 2.50% per year on the principal hereof, from December 22, 2009 or from the most recent Interest Payment Date (as defined below) to which payment has been made or duly provided for, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning January 15, 2010 (each an “Interest Payment Date”) to the persons in whose names the Debentures are registered at 5:00 p.m., New York City time, on December 31, March 31, June 30 and September 30 (each a “Regular Record Date”) (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Each payment of interest shall include interest accrued for the period (the “Interest Period”), commencing on and including the immediately preceding Interest Payment Date (or, if none, December 22, 2009) to, but excluding the applicable Interest Payment Date. The amount of interest payable for any Interest Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.

Holders of Debentures at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest, including Liquidated Damages, if any, payable on the corresponding Interest Payment Date notwithstanding the exchange of such Debentures at any time after 5:00 p.m., New York City time, on such Regular Record Date. Debentures surrendered for exchange by a Holder during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest, including Liquidated Damages, if any, that the Holder is to receive on the Debentures; provided, however, that no such payment need be made (1) if the Company has specified a redemption date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) if the Company has specified a Designated Event Repurchase Date that is after such Regular Record Date and on or prior to such Interest Payment Date or (3) with respect to overdue interest, if any overdue interest exists at the time of exchange with respect to such Debentures.

The Company or Host REIT is permitted to deduct and withhold from payment of interest otherwise due to a Holder, from cash payable to a Holder on redemption or from shares of Host REIT common stock otherwise deliverable to a Holder upon exchange of a Debenture, and from any other payment made with respect to a Debenture, any amounts that either the Company or Host REIT is required by applicable laws to withhold and pay over to the applicable governmental authority, and any amount so deducted, withheld and paid over shall be deemed paid to such Holder.

2. Method of Payment.

The Company shall pay interest on the Debentures (except defaulted interest) to the Persons who are the registered Holders at 5:00 p.m. on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Debentures to a Paying Agent to collect principal payments. Principal of, and interest on the Debentures will be payable in United States Dollars at the office or agency of the Company maintained for such purpose, in the Borough of Manhattan, The City of New York or at the option of the Company, payment of interest may be made by check mailed to the Holders of the Debentures at the addresses set forth upon the registry books of the Company; provided, however, Holders of Global Debentures will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not fewer than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

3. Paying Agent, Exchange Agent and Registrar.

Initially, the Trustee, shall act as Paying Agent, Exchange Agent and Registrar. The Company may appoint and change any Paying Agent, Exchange Agent, Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may, subject to certain exceptions, act as Paying Agent, Exchange Agent, Registrar or co-registrar.

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4. Indenture.

The Company issued the Debentures and the Subsidiary Guarantors issued their Guarantees under an Amended and Restated Indenture, dated as of August 5, 1998, as supplemented (the “Indenture”), between the Company, its Parents, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The Debentures are unlimited in aggregate principal amount. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders of Debentures are referred to the Indenture and said Act for a statement of them. The Debentures are senior, general obligations of the Company, secured initially by a pledge of Capital Stock of certain Subsidiaries of the Company, which pledge is shared equally and ratably with the Credit Facility, the Existing Senior Notes and certain future Indebtedness of the Company ranking pari passu with the Debentures. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by the provisions of the Indenture, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

5. Redemption at the Option of the Company.

The Company will not have the right to redeem any Debentures prior to October 20, 2015, except to preserve the status of Host REIT as a real estate investment trust. If, at any time, the Company determines it is necessary to redeem the Debentures in order to preserve the status of Host REIT as a real estate investment trust, the Company may redeem the Debentures, in whole or in part, for cash equal to 100% of the principal amount of the Debentures plus unpaid interest (including liquidated damages, if any) accrued to but excluding, the redemption date. In addition, on or after October 20, 2015, the Company will have the right to redeem the Debentures in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the Debentures to be redeemed plus unpaid interest, if any, accrued to, but excluding, the redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, the Company will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding record date.

6. Notice of Redemption.

Notice of redemption at the option of the Company shall be mailed at least 15 days but not more than 60 days before a redemption date to the each Holder of Debentures to be redeemed at the Holder’s registered address. Debentures in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

7. Purchase By the Company at the Option of the Holder.

(a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on October 15, 2015, October 15, 2019 and on October 15, 2024 (each a “Repurchase Date”), in integral multiples of $1,000 at a Repurchase Price equal to 100% of the principal amount of the Debentures to be repurchased.

(b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Debentures held by such Holder upon a Designated Event. The Debentures shall be purchased at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased plus accrued and unpaid interest (including Liquidated Damages), if any, to, but not including, such Repurchase Date.

(c) Holders have the right to withdraw any written notice delivered pursuant to Paragraph 7(a) above or Designated Event Repurchase Notice delivered pursuant to Paragraph 7(b), as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

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8.	Exchange.

(a) The initial Exchange Rate is 71.0101 shares of Host REIT Common Stock per $1,000 principal amount at maturity, subject to adjustment in certain events described in the Thirty-Second Supplemental Indenture. A Holder that surrenders Debentures for exchange will receive cash in lieu of any fractional share of Host REIT Common Stock as set forth in the Indenture.

(b) Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to exchange of this Debenture set forth in Article 6 of the Thirty-Second Supplemental Indenture), under certain circumstances set forth on the Indenture, a Holder may exchange the Holder’s Debentures for, at the Company’s option, cash, shares of Host REIT Common Stock or a combination of cash and shares of Host REIT Common Stock.

(c) A Debenture in respect of which a Holder has delivered a Repurchase Notice or Designated Event Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Debenture may be exchanged only if such Repurchase Notice or Designated Event Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

(d) No payment or adjustment will be made for accrued and unpaid interest (including Liquidated Damages, if any) or dividends on the shares of Host REIT Common Stock, except as provided in the Indenture.

(e) To surrender a Debenture for exchange, in the case of a Global Debenture, a Holder must comply with all applicable procedures of the Depository, and in the case of a Certificated Security, a Holder must (1) complete and manually sign the irrevocable exchange notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent, (2) surrender the Debenture, if certificated, to the Exchange Agent and in any such case furnish appropriate endorsements and transfer documents and pay any transfer or similar taxes and all other taxes or duties, if required.

(f) If the Company or Host REIT is a party to a consolidation, merger or a transfer of all or substantially all of its properties and assets as set forth in Article 5 of the Indenture, or a merger or binding share exchange which reclassifies or changes the outstanding shares of Host REIT Common Stock, the right to exchange a Debenture into shares of Host REIT Common Stock may be changed into a right to exchange it into securities, cash or other assets of the Company or another Person.

9.	Events of Default.

If an Event of Default with respect to the Debentures occurs and is continuing (other than an Event of Default relating to bankruptcy, insolvency or reorganization of the Company), then either the Trustee or the Holders of 25% in aggregate principal amount of the Debentures then outstanding may declare all Debentures to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Debentures may not enforce the Indenture or the Debentures, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power with respect to such Debentures. The Trustee may withhold from Holders of Debentures notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

10.	Amendment; Supplement; Waiver.

The Company, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture for certain limited purposes without the consent of the Holders. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding (except that any amendments or supplements to the provisions relating to security interests or with respect to the Guarantees of the Subsidiary Guarantors shall require the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the Debentures then outstanding), and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Debentures.

A-R-3

11.	Denominations; Transfer; Exchange.

The Debentures are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange Debentures in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Debentures (a) selected for redemption except the unredeemed portion of any Debentures being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at 5:00 p.m. on the day of such mailing.

12.	Persons Deemed Owners.

The registered Holder of this Debenture may be treated as the owner of it for all purposes.

13.	Notation of Guarantee.

As set forth more fully in the Indenture, the Persons constituting Subsidiary Guarantors from time to time, in accordance with the provisions of the Indenture, irrevocably and unconditionally and jointly and severally guarantee, in accordance with Section 12.1 of the Indenture, to the Holders and to the Trustee and its successors and assigns, that (i) the principal of and interest on the Debentures will be paid, whether at the Stated Maturity or Interest Payment Dates, by acceleration, call for redemption or otherwise, and all other obligations of the Company to the Holders or the Trustee under the Indenture or this Debenture will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Debenture, and (ii) in the case of any extension of payment or renewal of the Debenture or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Stated Maturity, as so extended, by acceleration or otherwise. Such Guarantees shall cease to apply, and shall be null and void, with respect to any such guarantor who, pursuant to Article 12 of the Indenture, is released from its Guarantees, or whose Guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

14.	Unclaimed Money or Securities.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

15.	Trustee and Agent Dealings with the Company.

The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Subsidiary Guarantor or any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee or such agent.

16.	Calculations in Respect of Securities.

The Company will be responsible for making all calculations called for under the Debentures. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Debentures. The Company shall provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Debentures upon the request of such Holder.

17.	No Recourse Against Others.

No recourse for the payment of the principal of, or interest on the Debentures or for any claim based thereon or

A-R-4

otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Subsidiary Guarantors in the Indenture, or in the Debentures or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company or the Subsidiary Guarantors or of any successor Person thereof, except as an obligor or guarantor of the Debentures pursuant to the Indenture. Each Holder, by accepting the Debentures, waives and releases all such liability.

18.	Authentication.

This Debenture shall not be valid until an authorize signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

19.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Debentures as a convenience to the Holders of the Debentures. No representation is made as to the accuracy of such numbers as printed on the Debentures and reliance may be placed only on the other identification numbers printed hereon.

21.	Additional Rights of Holders.

In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Thirty-Second Supplemental Indenture, among the Company, Host REIT and the Initial Purchasers.

22.	Governing Law.

THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Host Hotels & Resorts, L.P.

6903 Rockledge Drive

Bethesda, Maryland 20817

Attention: Chief Financial Officer

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ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (We) assign and transfer this Debenture to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                    to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

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EXCHANGE NOTICE

To exchange this Debenture into shares of Common Stock of Host REIT, check the box  ☐.

To exchange only part of this Debenture, state the principal amount at maturity to be exchanged                              (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 5.02 of the Thirty-Second Supplemental Indenture or Article 10 of the Indenture, check the appropriate box:

☐  Section 5.02

☐  Article 10.

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 5.02 or Article 10 of the Indenture, as the case may be, state the amount you want to be purchased: $        .

Date:	Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee***

***	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

A-R-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY3

The following exchanges of an interest in this Global Debenture for an interest in another Global Debentures or for a Certificated Security, or exchanges of an interest in another Global Debenture or Certificated Security for an interest in this Global Debenture, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Debenture Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Security Custodian

3	This should be included only if the Security is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Host Hotels & Resorts, L.P.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attention: Chief Financial Officer

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

Attention: Corporate Trust Department

Re: 2.50% Exchangeable Senior Debentures due 2029

Dear Sirs:

Reference is hereby made to the Amended and Restated Indenture, dated as of August 5, 1998 (the “Base Indenture”), among HMH Properties, Inc., its Parents and the Subsidiary Guarantors named therein (collectively, the “Subsidiary Guarantors”) and The Bank of New York Mellon (the “Trustee”), and the Thirty-Second Supplemental Indenture to the Base Indenture, dated as of December 22, 2009 (the “Thirty-Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Host Hotels & Resorts, L.P., as issuer (the “Company”), Host Hotels & Resorts, Inc., (“Host REIT”), the Subsidiary Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.             , (the “Transferor”) owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $         in such Debenture[s] or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐  Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Debenture or a Certificated Exchangeable Debenture Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Exchangeable Debenture is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Exchangeable Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States and the restrictions set forth in the Private Placement Legend. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Exchangeable Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Debenture and/or the Certificated Exchangeable Debenture and in the Indenture and the Securities Act.

2. ☐  Check and complete if Transferee will take delivery of a beneficial interest in a Certificated Exchangeable Debenture pursuant to any provision of the Securities Act other than Rule 144A . The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Debentures and Certificated Exchangeable Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that such Transfer is being effected to the Company or a subsidiary thereof.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a) a beneficial interest in a Global Debenture (CUSIP 44107T AG1), or

☐	(b) a Certificated Exchangeable Debenture.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a) a beneficial interest in a Restricted Global Debenture (CUSIP 44107T AG1); or

☐	(b) a Certificated Exchangeable Debenture.

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Host Hotels & Resorts, L.P.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attention: Chief Financial Officer

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

Attention: Corporate Trust Department

Re: 2.50% Exchangeable Senior Debentures due 2029

Dear Sirs:

Reference is hereby made to the Amended and Restated Indenture, dated as of August 5, 1998 (the “Base Indenture”), among HMH Properties, Inc., its Parents and the Subsidiary Guarantors named therein (collectively, the “Subsidiary Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), and the Thirty-Second Supplemental Indenture to the Base Indenture, dated as of December 22, 2009 (the “Thirty-Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Host Hotels & Resorts, L.P., as issuer (the “Company”), Host Hotels & Resorts, Inc. (“Host REIT”), the Subsidiary Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $         in such Debenture[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Certificated Exchangeable Debentures or Beneficial Interests in Global Debentures for Certificated Exchangeable Debentures or Beneficial Interests in Global Debentures

(a) ☐ Check if Exchange is from beneficial interest in a Global Debenture to Certificated Exchangeable Debenture. In connection with the Exchange of the Owner’s beneficial interest in a Global Debenture for a Certificated Exchangeable Debenture with an equal principal amount, the Owner hereby certifies that the Certificated Exchangeable Debenture is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Certificated Exchangeable Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Certificated Exchangeable Debenture and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Certificated Exchangeable Debenture to beneficial interest in a Global Debenture. In connection with the Exchange of the Owner’s Certificated Exchangeable Debenture for a beneficial interest in the Global Debenture with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Debenture and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

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[Insert Name of Owner]

By:
Name:
Title:

Dated:

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